$85,000,000

                                CREDIT AGREEMENT


                           Dated as of March 17, 2003

                                  by and among

                           CNL Retirement Partners, LP
                                  as Borrower,

                             CNL Retirement GP CORP.
                           as a Parent and Guarantor,

                             CNL Retirement LP CORP.
                            as a Parent and Guarantor

                         CNL Retirement Properties, Inc.
                        and each of the other Guarantors,
                                 defined herein,
                                  as Guarantors


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                              as Sole Lead Arranger

                                       and

                                as Book Manager,

                                       and

                     THE FINANCIAL INSTITUTIONS PARTY HERETO
                     AND THEIR ASSIGNEES UNDER SECTION 11.7,
                                   as Lenders

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS     1
         Section 1.1       Definitions............................................................................1
         Section 1.2       General; References to Times..........................................................25

ARTICLE II  CREDIT FACILITY......................................................................................26
         Section 2.1       Revolving Loans.......................................................................26
         Section 2.2       Letter of Credit Subfacility..........................................................28

ARTICLE III  GENERAL CREDIT PROVISIONS...........................................................................35
         Section 3.1       Default Rate..........................................................................35
         Section 3.2       Prepayments...........................................................................35
         Section 3.3       Continuation..........................................................................36
         Section 3.4       Conversion............................................................................37
         Section 3.5       Extension of Maturity Date............................................................37
         Section 3.6       Termination, Reduction and Increase of Revolving Committed Amount.....................38
         Section 3.7       Fees..................................................................................40
         Section 3.8       Capital Adequacy......................................................................40
         Section 3.9       Limitation on Eurodollar Loans........................................................41
         Section 3.10      Illegality............................................................................41
         Section 3.11      Change of Law.........................................................................41
         Section 3.12      Treatment of Affected Loans...........................................................42
         Section 3.13      Taxes.................................................................................43
         Section 3.14      Compensation..........................................................................44
         Section 3.15      Pro Rata Treatment....................................................................45
         Section 3.16      Sharing of Payments...................................................................46
         Section 3.17      Payments, Computations, Etc...........................................................46
         Section 3.18      Evidence of Indebtedness..............................................................48
         Section 3.19.     Usury.................................................................................49
         Section 3.20.     Agreement Regarding Interest and Charges..............................................49
         Section 3.21.     Statements of Account.................................................................49
         Section 3.22.     Defaulting Lenders....................................................................49
         Section 3.23      Assumptions Concerning Funding of Eurodollar Loans....................................51

ARTICLE IV  GUARANTY       51
         Section 4.1       The Guaranty..........................................................................51
         Section 4.2       Obligations Unconditional.............................................................52
         Section 4.3       Reinstatement.........................................................................53
         Section 4.4       Certain Additional Waivers............................................................53
         Section 4.5       Remedies..............................................................................53
         Section 4.6       Rights of Contribution................................................................54
         Section 4.7       Guarantee of Payment; Continuing Guarantee............................................55

ARTICLE V  CONDITIONS      55
         Section 5.1       Closing Conditions....................................................................55
         Section 5.2       Conditions to All Extensions of Credit................................................60
         Section 5.3       Conditions as Covenants...............................................................61

ARTICLE VI  REPRESENTATIONS AND WARRANTIES.......................................................................61
         Section 6.1       Financial Condition...................................................................61
         Section 6.2       No Material Change....................................................................62
         Section 6.3       Organization and Good Standing........................................................62
         Section 6.4       Power; Authorization; Enforceable Obligations.........................................62
         Section 6.5       No Conflicts..........................................................................63
         Section 6.6       No Default............................................................................63
         Section 6.7       Ownership.............................................................................63
         Section 6.8       Environmental Condition of Borrowing Base Assets......................................63
         Section 6.9       Litigation............................................................................65
         Section 6.10      Taxes.................................................................................65
         Section 6.11      Compliance with Law...................................................................65
         Section 6.12      ERISA.................................................................................66
         Section 6.13      Corporate Structure; Capital Stock, Etc...............................................67
         Section 6.14      Margin Regulations; Investment Company Act; Public Utility Holding Company Act........67
         Section 6.15      Intellectual Property.................................................................68
         Section 6.16      Solvency..............................................................................68
         Section 6.17      Borrowing Base Assets and Tenants.....................................................68
         Section 6.18      Material Contracts....................................................................68
         Section 6.19      Business Locations....................................................................69
         Section 6.20      Full Disclosure.......................................................................69
         Section 6.21      No Burdensome Restrictions............................................................69
         Section 6.22      Brokers' Fees.........................................................................69
         Section 6.23      Labor Matters.........................................................................69
         Section 6.24      Affiliate Transactions, Restrictions on Dividend, Etc.................................69
         Section 6.25      Status of Consolidated Parties........................................................69
         Section 6.26      Nature of Business....................................................................70
         Section 6.27      Accuracy and Completeness of Information..............................................70
         Section 6.28      Survival of Representations and Warranties, Etc.......................................70

ARTICLE VII  AFFIRMATIVE COVENANTS...............................................................................71
         Section 7.1       Information Covenants.................................................................71
         Section 7.2       Preservation of Existence and Franchises..............................................75
         Section 7.3       Books and Records.....................................................................76
         Section 7.4       Compliance with Law...................................................................76
         Section 7.5       Payment of Taxes and Other Indebtedness...............................................76
         Section 7.6       Insurance.............................................................................76
         Section 7.7       Maintenance of Property...............................................................77
         Section 7.8       Performance of Obligations............................................................77
         Section 7.9       Visits and Inspections................................................................77
         Section 7.10      Use of Proceeds/Purpose of Loans and Letters of Credit................................78
         Section 7.11      Financial Covenants...................................................................78
         Section 7.12      Distributions of Income to the Borrower...............................................78
         Section 7.13      Environmental Matters.................................................................79
         Section 7.14      REIT Status...........................................................................79
         Section 7.15      ERISA Exemptions......................................................................79
         Section 7.16      New Subsidiaries......................................................................79
         Section 7.17      Pledged Assets........................................................................80
         Section 7.18      Further Assurances....................................................................80

ARTICLE VIII  NEGATIVE COVENANTS.................................................................................81
         Section 8.1       Liens.................................................................................81
         Section 8.2       Indebtedness..........................................................................81
         Section 8.3       Fundamental Changes...................................................................82
         Section 8.4       Dispositions..........................................................................82
         Section 8.5       Business Activities...................................................................83
         Section 8.6       Transactions with Affiliates and Insiders.............................................83
         Section 8.7       Organization Documents; Fiscal Year...................................................83
         Section 8.8       Modifications to Material Contracts...................................................83
         Section 8.9       Ownership of Subsidiaries.............................................................84
         Section 8.10      No Further Negative Pledges...........................................................84
         Section 8.11      Limitation on Restricted Actions......................................................84
         Section 8.12      Addition/Replacement of Borrowing Base Assets.........................................84

ARTICLE IX  DEFAULT        85
         Section 9.1       Events of Default.....................................................................85
         Section 9.2       Remedies Upon Event of Default........................................................88
         Section 9.3       Allocation of Proceeds................................................................89
         Section 9.4       Performance by Administrative Agent...................................................90
         Section 9.5       Rights Cumulative.....................................................................90

ARTICLE X  THE ADMINISTRATIVE AGENT..............................................................................90
         Section 10.1      Appointment and Authorization of Administrative Agent.................................90
         Section 10.2      Delegation of Duties..................................................................91
         Section 10.3      Liability of Administrative Agent.....................................................91
         Section 10.4      Reliance by Administrative Agent......................................................91
         Section 10.5      Notice of Default.....................................................................92
         Section 10.6      Credit Decision; Disclosure of Information by Administrative Agent....................92
         Section 10.7      Indemnification of Administrative Agent...............................................93
         Section 10.8      Administrative Agent in its Individual Capacity.......................................93
         Section 10.9      Successor Administrative Agent........................................................94
         Section 10.10     Administrative Agent May File Proofs of Claim.........................................94
         Section 10.11     Collateral and Guaranty Matters.......................................................95

ARTICLE XI MISCELLANEOUS   96
         Section 11.1      Amendments, Etc.......................................................................96
         Section 11.2      Notices and Other Communications; Facsimile Copies....................................97
         Section 11.3      No Waiver; Cumulative Remedies.......................................................100
         Section 11.4      Attorney Costs, Expenses and Taxes...................................................100
         Section 11.5      Indemnification by the Credit Parties................................................100
         Section 11.6      Payments Set Aside...................................................................101
         Section 11.7      Successors and Assigns...............................................................102
         Section 11.8      Confidentiality......................................................................105
         Section 11.9      Set-off..............................................................................106
         Section 11.10     Interest Rate Limitation.............................................................106
         Section 11.11     Counterparts.........................................................................106
         Section 11.12     Integration..........................................................................106
         Section 11.13     Survival of Representations and Warranties...........................................107
         Section 11.14     Severability.........................................................................107
         Section 11.15     Governing Law........................................................................107
         Section 11.16     Waiver of Right to Trial by Jury.....................................................108


SCHEDULES

         Schedule 2.1(a) - Revolving Commitment Percentage Schedule 5.1(c)(ii) - State Opinions Required Schedule 6.4 - Necessary
         Consents/Authorizations Schedule 6.8 - Environmental Disclosures
         Schedule 6.9 - Litigation Schedule 6.12 - ERISA Disclosures
         Schedule 6.13 - Corporate Structure - Consolidated Parties
         Schedule 6.15 - Intellectual Property of Credit Parties
         Schedule 6.17 - Borrowing Base Assets
              Part I - Ownership, Tenants, Operators
              Part II - Delinquencies in Taxes or Status
         Schedule 6.18 - Material Contracts
         Schedule 6.19 - Chief Executive Office and Principal Place of Business
         Schedule 8.1 - Permitted Liens
         Schedule 8.2 - Permitted Indebtedness


EXHIBITS

         Exhibit A - Form Assignment and Assumption Agreement
         Exhibit B - Form of Joinder Agreement
         Exhibit C - Form of Loan Notice
         Exhibit D - Form of Pledge Agreement
         Exhibit E - Form of Security Agreement
         Exhibit F - Form of Revolving Note
         Exhibit G - Form of Officer's Certification (Closing)
         Exhibit H - Compliance Certificate
         Exhibit I - Form of Certification of Conditions Precedent Exhibit J - Form of New Commitment Agreement
         Exhibit K - Form of Borrowing Base Certificate
         Exhibit L - Prime Care Lease

         THIS CREDIT AGREEMENT dated as of March 17, 2003 by and among CNL Retirement Partners, LP, a limited partnership formed under the laws of the State of Delaware (the "Borrower"), CNL Retirement GP CORP., a Delaware corporation ("GP"), CNL Retirement LP CORP. a Delaware corporation ("LP"); (collectively, GP and LP shall be referred to as the "Parents"), CNL Retirement Properties, Inc. a Maryland real estate investment trust and the other Guarantors existing as of the date hereof, as defined herein, BANK OF AMERICA, N.A. ("Bank of America"), as contractual representative of the Lenders (as defined herein) to the extent and in the manner provided in Article X below (in such capacity, "Administrative Agent"), as Administrative Agent, and as Issuing Lender in connection with the Letters of Credit outlined herein (in such capacity, the "Issuing Lender"), BANC OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Book Manager and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 11.7.

         WHEREAS, the Borrower has requested that Bank of America and the Lenders named herein provide a revolving loan facility which includes a letter of credit subfacility, for the purposes hereinafter set forth; and

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

Section 1.1 Definitions.

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Credit Agreement:

         "Acquisition", by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such other Person and whether for cash, Property, services, assumption of Indebtedness, securities or otherwise.

         "Additional Credit Facility" means any credit facility by and among the Borrower, the Parents, RPI and certain subsidiaries of the Borrower as guarantors, Bank of America, as agent and the lenders party thereto, providing for up to a $100,000,000 term loan facility for the purpose of acquiring (and/or refinancing) Properties consistent with the business activities set forth in
Section 8.5 hereof and to pay the fees and expenses incurred in connection with such acquisitions (and/or refinancings).

         "Adjusted Base Rate" means the Base Rate plus the Applicable Margin with respect thereto.

         "Adjusted   Eurodollar   Rate"  means  the  Eurodollar  Rate  plus  the
Applicable Margin with respect thereto.

         "Administrative   Agent"   means  Bank  of  America,   as   contractual
representative for the Lenders under the terms of this Credit Agreement, and any of its successors.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate account as set forth in Section 11.2, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

         "Agent's Fee Letter" means a reference to that certain Fee Letter entered into by the Borrower and the Administrative Agent as of the date hereof.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreement Date" means the date as of which this Credit Agreement is dated.

         "Applicable Margin" means, for purposes of calculating the applicable interest rate for any day for any Revolving Loan for purposes of Section 2.1(d) and the applicable rate of the Letter of Credit Fee for any day for purposes of
Section 2.2(i), the appropriate applicable percentage set forth below corresponding to the Consolidated Total Net Leverage Ratio in effect as of the most recent Calculation Date:


                                        For Revolving Loans and Letter of Credit Fee
                                        ---------------------------------------------
                Consolidated Total Net   Eurodollar Loans and    Base Rate Loans
 Pricing Level      Leverage Ratio       Letter of Credit Fee
-------------------------------------------------------------------------------------
        I             < 0.35 to 1.0             2.50%                 0.50%
                      -
-------------------------------------------------------------------------------------
        II         > 0.35 to 1.0 but <          2.75%                 0.75%
                                     -
                       0.40 to 1.0
-------------------------------------------------------------------------------------
       III         > 0.40 to 1.0 but <          3.00%                 1.00%
                                     -
                       0.45 to 1.0
-------------------------------------------------------------------------------------
        IV            > 0.45 to 1.0             3.25%                 1.25%
=====================================================================================

         The Applicable Margin shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date on which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the most recently ended fiscal quarter of the Consolidated Parties; provided, however, if the Borrower fails to provide the officer's certificate to the Administrative Agent as required by Section 7.1(c) for the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level IV until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Consolidated Parties preceding such Calculation Date. Each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued. The Applicable Margin in effect from the Closing Date through the date on which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.1(c) for the fiscal quarter ending March 31, 2003 shall be determined based upon Pricing Level I.

         "Assignment   and  Assumption   Agreement"   means  an  Assignment  and
Assumption Agreement among a Lender and an Assignee, substantially in the form of Exhibit A.

         "Assignment of Leases" means an assignment of leases, rents and/or profits to the Administrative Agent with respect to the applicable Credit Party's interests in any Borrowing Base Asset (which assignment may be contained within the related Mortgage Instrument); provided that each such Assignment of Leases shall, subject to the terms of the applicable underlying lease, directly assign to the Administrative Agent the following: (a) all existing and future leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Assets), whether written or oral or for a definite period or month-to-month (including, without limitation, the Prime Care Lease), together with any extensions, renewals, amendments, modifications or replacements thereof, and any options, rights of first refusal or guarantees of any tenant's obligations under any lease now or hereafter in effect with respect to the Borrowing Base Assets (individually, for the purposes of this definition, a "Lease" and collectively, the "Leases"); and (b) all rents (including, without limitation, base rents, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents and payments which are characterized under the terms of the applicable Lease as payments of interest and/or principal with respect to the Borrowing Base Assets), security deposits, tenant escrows, income, receipts, revenues, reserves, issues and profits of the Borrowing Base Assets from time to time accruing, including, without limitation, (i) all rights to receive payments arising under, derived from or relating to any Lease, (ii) all lump sum payments for the cancellation or termination of any Lease, the waiver of any term thereof, or the exercise of any right of first refusal, call option, put option or option to purchase, and
(iii) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded. Such Assignments of Leases, when considered collectively with the Assignments of Assignments of Leases, if any, shall assign to the Administrative Agent any and all of the applicable Credit Party's rights to collect or receive any payments with respect to the Borrowing Base Asset; and "Assignments of Leases" means a collective reference to each such Assignment of Leases. Each Assignment of Leases shall be in form and substance satisfactory to the Administrative Agent and suitable for recording in the applicable jurisdiction.

         "Assignment of Assignment of Leases" means an assignment by the applicable Credit Party to the Administrative Agent of all of such Credit Party's interests as the lender or assignee of any assignment of leases, rents and/or profits with respect to any of the Borrowing Base Assets (which assignment may be contained within the related Assignment of Mortgage); and "Assignments of Assignments of Leases" means a collective reference to each such Assignment of Assignment of Leases. Each Assignment of Assignment of Leases shall be in form and substance satisfactory to the Administrative Agent and suitable for recording in the applicable jurisdiction.

         "Assignment of Mortgage" means an assignment of mortgage, assignment of deed of trust or assignment of deed to secure debt, to the Administrative Agent of all of a Credit Party's interest, as lender, beneficiary or mortgagee, in a mortgage, deed of trust, or deed to secure debt with respect to any of the Borrowing Base Assets, including without limitation each of the Precautionary Mortgages (which assignment may be contained within the related Mortgage Instrument); and "Assignments of Mortgages" means a collective reference to each Assignment of Mortgage. Each Assignment of Mortgage shall be in form and substance satisfactory to the Administrative Agent and suitable for recording in the applicable jurisdiction.

         "Attorney   Costs"   means  and   includes   all  fees,   expenses  and
disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

         "Bank of America" means Bank of America, N.A. and its successors and assigns.

         "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following: (i) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency; or (ii) the commencement against such Person of an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of sixty (60) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its Property; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) the filing of a petition by such Person seeking to take advantage of any other applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (v) such Person shall consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Law or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or
(vi) such Person shall admit in writing, or such Person's financial statements shall reflect, an inability to pay its debts generally as they become due.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Loan bearing interest at a rate based on the Base Rate.

         "Borrower" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and assigns.

         "Borrowing Base Amount" means for any date, an amount equal to the lesser of: (i) sixty-five percent (65%) of the aggregate Total Collateral Value of the Borrowing Base Assets and (ii) the aggregate Mortgageability Amount of the Borrowing Base Assets.

         "Borrowing Base Asset" means a Real Property Asset which satisfies all of the following requirements: (a) such Real Property Asset is owned solely by a Subsidiary of the Borrower that is a Credit Party (and with respect to the Prime Care Properties, such Credit Party is the holder of a Lien granted pursuant to a Precautionary Mortgage); (b) the Administrative Agent, on behalf of the Lenders, shall have received each of the items set forth in Section 5.1(e) hereof; (c) such Real Property Asset (and in the case of the Prime Care Lease, each real property asset which is the subject of the Prime Care Lease) is not subject to any Lien (other than a Permitted Lien) or any Negative Pledge; (d) such Real Property Asset (and in the case of the Prime Care Lease, each real property asset which is the subject of the Prime Care Lease) is free of all mechanical and structural defects (as evidenced by third party reports acceptable to the Administrative Agent), environmental conditions (as evidenced by environmental reports acceptable to Administrative Agent) or other adverse matters except for defects, conditions or matters individually or collectively which are not material to the profitable operation of such Real Property Asset (and in the case of the Prime Care Lease, each real property asset which is the subject of the Prime Care Lease); (e) such Real Property Asset (and in the case of the Prime Care Lease, each real property asset which is the subject of the Prime Care Lease) has been fully developed for use as a medical office building, skilled nursing home center, domestic assisted living facility, independent living facility, or Alzheimer's care facility; (f) such Real Property Asset (and in the case of the Prime Care Lease, each real property asset which is the subject of the Prime Care Lease) is leased to a third party tenant acceptable to the Administrative Agent pursuant to a Facility Lease acceptable to the Administrative Agent and operated by a third party operator acceptable to the Administrative Agent pursuant to an Operating Agreement acceptable to the Administrative Agent and is in operation and such tenant or third party operator is not the subject of a Bankruptcy Event; (g) any required rental payment, principal or interest payment, payments of real property taxes, payments of premiums on insurance policies with respect to such Real Property Asset is not past due beyond the earlier of the applicable grace period with respect thereto, if any, and 60 days; (h) there shall not have occurred a default under any Material Contract applicable to such Borrowing Base Asset (and in the case of the Prime Care Lease, applicable to the real property asset which is the subject of the Prime Care Lease), (i) no Material Contract applicable to such Borrowing Base Asset (and in the case of the Prime Care Lease, applicable to the real property asset which is the subject of the Prime Care Lease) shall have been terminated without the prior written consent of the Required Lenders and (j) no condemnation proceeding shall have been instituted (and remain undismissed for a period of thirty (30) consecutive days) or condemnation has occurred, in each case, with respect to a material portion of the Real Property Asset (and in the case of the Prime Care Lease, each real property asset which is the subject of the Prime Care Lease); "Borrowing Base Assets" means a collective reference to all Borrowing Base Assets in existence at any given time.

         "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit K hereto delivered to the Administrative Agent pursuant to
Section 5.1(j) and (a) setting forth each Real Property Asset used in the calculation of the Borrowing Base and the certifying the Total Collateral Value and Mortgageability Amount of each of the Borrowing Base Assets with respect thereto, (b) certifying (based upon its own information and the information made available to the Borrower by the respective operators of the Real Property Assets, which information the Borrower believes in good faith to be is true and correct) (i) as to the calculation of the Borrowing Base Amount as of the date of such certificate and (ii) that each Real Property Asset used in the calculation of the Borrowing Base Amount is a Borrowing Base Asset and (c) providing such other information with respect to the Real Property Assets and/or the Borrowing Base Assets as the Administrative Agent may reasonably require.

         "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina or New York City, New York are authorized or required to close and (b) with reference to a Eurodollar Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Businesses" means, at any time, a collective reference to the businesses operated by the Consolidated Parties at such time.

         "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness is the capitalized amount of such obligations determined in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation,  capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one (1) year from the date acquired; (b) certificates of deposit with maturities of not more than one (1) year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P, at least P-2 or the equivalent by Moody's or an equivalent rating by another nationally recognized rating agency; (c) reverse repurchase agreements with terms of not more than seven (7) days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause
(b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any state thereof or the District of Columbia and rated at least A-2-or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or another nationally recognized rating agency, in each case with maturities of not more than one (1) year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

         "Cash Management Agreement" means any agreement for the deposit, transfer and disbursement of revenues from any of the Borrowing Base Assets, including without limitation, those certain Cash Management and Pooling Agreements dated as of September 30, 2002 by and between, among others, various Guarantors (as lessor), Prime Care (as lessee) and Marriott (as operator) as assigned, subordinated, amended, modified, renewed, extended, supplemented or replaced from time to time.

         "CERCLA"  means  the  Federal  Comprehensive   Environmental  Response,
Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, et seq.

         "Claims and Expenses" has the meaning given to such term in Section 11.8(a).

         "Closing Date" means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1 shall have been fulfilled.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Collateral" means a collective reference to all real and personal Property (including without limitation, the Borrowing Base Assets) with respect to which Liens in favor of the Administrative Agent are either executed, identified or purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

         "Collateral Documents" means a collective reference to the Pledge Agreement, the Security Agreement, the Mortgage Instruments, Assignments of Mortgages, Assignments of Leases, Assignments of Assignments of Leases, any UCC financing statements securing payment hereunder, or any other documents securing the Obligations under this Credit Agreement or any other Credit Document.

         "Compliance Certificate" has the meaning given such term in Section 7.1(c).

         "Consolidated EBITDA" means, for any period, EBITDA of the Consolidated Parties, minus, EBITDA of any Consolidated Party which is prohibited or restricted, directly or indirectly from making distributions, directly or indirectly, to RPI.

         "Consolidated Fixed Charges" means, for any period, for the Consolidated Parties the sum of (without duplication): (i) Interest Expense of the Consolidated Parties; (ii) scheduled principal amortization (excluding balloon payments due at maturity) and (iii) preferred stock dividends, distributions and redemptions, minus, during such time as there is a principal balance outstanding under the Additional Credit Facility, the lesser of (i) the aggregate Net Cash Proceeds from Equity Issuances during such period or (ii) the aggregate required amortization payments under the Additional Credit Facility during such period.

         "Consolidated Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

         "Consolidated Parties" means a collective reference to RPI and its Consolidated Subsidiaries; and a "Consolidated Party" means any one of them.

         "Consolidated Subsidiary" means, with respect to a Person, any Subsidiary of such Person the accounts of which are required to be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, at any date, the total consolidated shareholders' (or equivalent owner's) equity of the Consolidated Parties at such date, minus assets, which are classified as intangible assets (in accordance with GAAP).

         "Consolidated Total Net Leverage" means, for any period, the sum of (i) all Indebtedness (including, without duplication, 100% of unconsolidated recourse obligations) of the Consolidated Parties in accordance with GAAP minus
(ii) the sum of unrestricted cash in excess of $12 million, security deposits, accounts payable, accrued expenses and prepaid rent (all as defined in accordance with GAAP).

         "Consolidated Total Net Leverage Ratio" means, as of the end of any fiscal quarter of the Consolidated Parties for the fiscal quarter period ending on such date with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated Total Net Leverage to (b) Gross Asset Value.

         "Continue",   "Continuation"   and  "Continued"   each  refers  to  the
continuation of a Eurodollar Loan from one Interest Period to another Interest Period pursuant to Section 3.3.

         "Contribution Share" has the meaning given to such term in Section 4.2.

         "Convert", "Conversion" and "Converted" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 3.4.

         "Credit Agreement" means this Credit Agreement, as modified, amended, restated or supplemented from time to time.

         "Credit Documents" means a collective reference to this Credit Agreement, each Revolving Note, each Letter of Credit, each Letter of Credit Application, the Agent's Fee Letter, the Collateral Documents, and each other document or instrument now or hereafter executed and delivered by any Credit Party in connection with, pursuant to or relating to this Credit Agreement (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Credit Document" means any one of them.

         "Credit Event" means any of the following: (a) the making (or deemed making) of any Loan, (b) the Conversion of a Loan and (c) the issuance of a Letter of Credit.

         "Credit Parties" means a collective reference to the Borrower and the Guarantors, and "Credit Party" means any one of them. The term "Credit Party" shall not include any Subsidiary of any Credit Party that is not itself also a Credit Party.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any of the events specified in Section 9.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

         "Default Rate" means in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to two percent (2.0%) plus the Base Rate as in effect from time to time.

         "Defaulting Lender" has the meaning set forth in Section 3.22(a).

         "Dollars" or "$" means the lawful currency of the United States of America.

         "EBITDA" means with respect to any Person for any period, consolidated net income, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (i) Interest Expense, (iii) income taxes paid, (iii) depreciation and amortization and (iv) the non-cash component of any non-recurring item of loss or expense which was deducted in determining net income, minus, to the extent included in the statement of such net income for such period, the sum of (i) any gains arising outside the ordinary course of business that have been included in determining net income and (ii) minority interests (in accordance with GAAP).

         "Eligible Assignee" has the meaning given that term in Section 11.7(g).

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Credit Parties or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous
Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination. Debt securities convertible into other Equity Interests shall not constitute Equity Interests.

         "Equity Issuance" means any issuance or sale by a Person of any Equity Interest in such Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "Eurodollar Loans" means Loans bearing interest at a rate based on the Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan:

         (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

         (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Event of Default" means any of the events specified in Section 9.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Excess Payment" has the meaning given to such term in Section 4.6.

         "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, senior vice president, chief financial officer or treasurer of such Person.

         "Facility Lease" means, with respect to each Real Property Asset which is a Borrowing Base Asset, a lease (including, without limitation, the Prime Care Lease) of all of such Real Property Asset from the applicable Credit Party as lessor, to a tenant acceptable to the Administrative Agent, which lease shall be in form and substance satisfactory to the Administrative Agent. The term "Facility Lease" does not include any subleases granted by the tenant thereunder.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fees"  means the fees and  commissions  provided for or referred to in
Section 2.2(i) and Section 3.7 and any other fees payable by the Borrower hereunder or under any other Credit Document, or otherwise payable by the Borrower to the Administrative Agent or any Lender in connection with the transactions relating to this Credit Agreement.

         "Financing  Statements"  means  the  UCC  financing  statements  to  be
recorded  in  connection  with  this  Credit   Agreement  as  security  for  the
Obligations hereunder.

         "Flood  Hazard  Property"  has the  meaning  set forth for such term in
Section 5.1(e)(v).

         "Foreign Lender" means any Lender organized under the laws of a jurisdiction other than the United States of America.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Funds From Operations" means, for a given period, (a) net earnings of RPI and its Subsidiaries (before minority interests and before extraordinary and non recurring items) for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of property during such period plus (c) depreciation and amortization of real property assets for such period, and after adjustments for unconsolidated partnerships and joint ventures.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including, without limitation FASB 133 and FASB 137, regardless of whether or not implemented) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Gross Asset Value" means, for any period, with respect to the Consolidated Parties on a consolidated basis, the sum of (a) the product of (i) annualized prior fiscal quarter Consolidated EBITDA minus the aggregate amount of Consolidated EBITDA attributable to each Real Property Asset acquired, sold or otherwise disposed of during such prior fiscal quarter, divided by (ii) a capitalization rate of 11.0%, plus (b) the acquisition cost of each Real Property Asset acquired during such prior fiscal quarter.

         "Guarantors" means a collective reference to (a) RPI, (b) the Parents and (c) each Subsidiary of the Borrower which directly or indirectly owns a Borrowing Base Asset and is a party hereto or has executed a Joinder Agreement pursuant to Section 7.16 hereof, from time to time, exist, together with their successors and permitted assigns, and "Guarantor" means any one of them.

         "Guaranteed Obligations" means, without duplication, all of the obligations of the Borrower and any Person guaranteeing the obligations of the Borrower or any Credit Party to the Lenders, whenever arising, under the Credit Agreement, the Revolving Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to the Borrower, regardless of whether such interest is an allowed claim under the Bankruptcy Code), whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, howsoever evidenced, held or acquired, as such Guaranteed Obligations may be modified, extended, renewed or replaced from time to time.

         "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "solid wastes", biohazardous wastes", "medical waste" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "TLCP" toxicity, "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or (e) polychlorinated biphenyls ("PCBs") including any equipment containing PCBs.

         "Hedge Agreements" means, collectively, any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index option, bond option, interest rate option, foreign exchange transaction, short sale transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross currency rate swap transaction, currency option, any other similar transaction (including any option with respect to any of these transactions) and any combination of the foregoing which directly hedges or offsets interest rate risk or other market risk with respect to any of the obligations of the Credit Parties under the Credit Documents or any underlying asset or position held or owned by the Credit Parties at the time such transaction is entered into.

         "Indebtedness" means, with respect to a Person, at the time of computation thereof, all of the following determined on a consolidated basis (without duplication): (a) all indebtedness of such Person for borrowed money;
(b) all obligations of such Person for the deferred purchase price of Property and assets or services which have been purchased in an installment or deferred payment contract (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not past due for more than ninety (90) days after the date on which each such trade payable or account payable was created); (c) all obligations of such Person under purchase contracts for Property which represent the lesser of (i) the liquidated damages payable by such Person under such purchase contract and (ii) the amount which has become payable by such Person under such purchase contract without further contingency; (d) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made; (e) all Capitalized Lease Obligations of such Person; (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities; (g) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (h) all guarantees and other contingent obligations of such Person; (i) all Off Balance Sheet Liabilities of such Person; (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (k) all obligations of such Person in respect of any take-out commitment or forward equity commitment;
(l) all obligations of such Person under any Hedge Agreement; (m) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); (n) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP); (o) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares; (p) obligations of such Person under any repurchase financing facility or similar financing arrangement under which such Person is obligated to repurchase mortgage instruments or other real property interests; (q) all indebtedness referred to in clauses (a) through (p) above and other payment obligations of another Person secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligation, valued, in the case of any such indebtedness or other payment obligation as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (i) the stated or determinable amount of the indebtedness or other payment obligation that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (ii) the fair market value of such property or assets; (r) all other obligations of such Person considered as debt by nationally recognized securities rating agencies and (s) such Person's pro rata share of the indebtedness of any Unconsolidated Affiliate.

         "Indemnified Party" has the meaning given to such term in Section 11.8(a).

         "Indemnity Proceeding" has the meaning given to such term in Section 11.8(a).

         "Insolvent" means, with respect to any Person as of a particular date, that on such date (i) such Person is unable to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person intends to, or believes that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is engaged in a business or a transaction, or is about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair market value of the Property of such Person is less than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person or (v) the present fair salable value of the assets of such Person is less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Intellectual  Property"  has the  meaning  given  such term in Section
6.15.

         "Interest Expense" means with respect to any Person, for any period, total interest expense of such Person whether accrued, paid, or capitalized (in accordance with GAAP).

         "Interest Payment Date" means (a) in the case of a Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date. (b) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter, and (c) in the case of any Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted).

         "Interest Period" means, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select in a Loan Notice, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided, however, that (a) each Interest Period with respect to a Eurodollar Loan that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) the Borrower may request Interest Periods having durations of less than one month for the sole purpose of managing the number of outstanding Interest Periods; and (c) if as a result of the application of either of the immediately preceding clauses (a) or (b) an Interest Period for any Eurodollar Loan would have a duration of less than one month, such Interest Period shall be available only at the sole discretion of the Administrative Agent. Notwithstanding anything to the contrary contained herein, no Interest Period shall end after the Maturity Date.

         "Investment" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit (other than trade payables or other accounts payable incurred in the ordinary course of business) to, or contribution (in the form of money or goods) to the capital of, any other Person; and (c) any commitment to make an Investment in any other Person.

         "Involuntary Disposition" shall have the meaning for such term set forth in Section 7.6(b).

         "Issuing  Lender"  means  Bank  of  America,   as  the  Issuing  Lender
hereunder, and any of its successors or any successor Issuing Lender pursuant to the terms hereof.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit B to be executed by each new Subsidiary of either of the Parents or of the Borrower in accordance with Section 7.16.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "Lender" means each financial institution from time to time party hereto as a "Lender", together with its respective successors and assigns.

         "Lending Office" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

         "Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2; and "Letters of Credit" means any number thereof, as applicable.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Lender.

         "Letter of Credit Expiration Date" means the day that is thirty (30) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Fee" has the meaning given to such term in Section 2.2(i).

         "Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge, ground lease or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

         "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan).

         "Loan Notice" means a notice to be delivered to the Administrative Agent pursuant to (a) Section 2.1(b) evidencing the Borrower's request for a borrowing of Revolving Loans, (b) Section 3.3 evidencing the Borrower's request for the Continuation of a Eurodollar Loan or (c) Section 3.4 evidencing the Borrower's request for the Conversion of a Loan from one Type to another Type, which, if in writing, shall be substantially in the form of Exhibit C.

         "LOC Advance" means, with respect to each Lender, such Lender's funding of its participation in any LOC Borrowing in accordance with its Pro Rata Share.

         "LOC Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Base Rate Loan.

         "LOC Committed Amount" means, at any given time, an amount equal to ten percent (10%) of the Revolving Committed Amount.

         "LOC Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "LOC Obligations" shall mean, without duplication, at any time and in respect of all Letters of Credit, the sum of (a) the Stated Amount of such
Letters  of  Credit  plus  (b) the  aggregate  unpaid  principal  amount  of all
Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letters of Credit. For purposes of this Credit Agreement, a Lender (other than the Issuing Lender in its capacity as such) shall be deemed to hold an LOC Obligation in an amount equal to its participation interest in the Letters of Credit under Section 2.2(c), and the Issuing Lender shall be deemed to hold an LOC Obligation in an amount equal to its retained interest in the Letters of Credit after giving effect to the acquisition by the Lenders (other than the Issuing Lender) of their participation interests under such Section.

         "Marriott" means Marriott Senior Living Services, Inc., a Delaware corporation.

         "Material Adverse Effect" means a materially adverse effect on (a) the business, properties, condition (financial or otherwise), results of operations or performance of (i) the Borrower, (ii) RPI or (iii) RPI and its Consolidated Subsidiaries taken as a whole, so as to either (x) materially impair the overall financial condition of such party or parties on either a current or forecast economic or financial accounting basis or (y) materially and adversely impact the solvency of such party or the liquidity of such party as required hereunder;
(b) the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party; (c) the validity or enforceability of any of the Credit Documents; or (d) the rights and remedies of the Lenders and the Administrative Agent under any of such Credit Documents.

         "Material Contract" means, collectively, the Prime Care Lease, any Facility Lease, any Operating Agreement, Cash Management Agreement, or any similar agreement with respect to any Borrowing Base Asset.

         "Maturity Date" means March 16, 2005, as such date may be extended in accordance with Section 3.5.

         "Moody's" means Moody's Investors Service, Inc., and any successor in interest thereto.

         "Mortgageability Amount" means, with respect to the Borrowing Base Assets, the sum of the principal amounts of a mortgage loan that would be available to be borrowed against each Borrowing Base Asset (or with respect to the Prime Care Lease, the amount of a mortgage loan that would be available to be borrowed against the Prime Care Lease) assuming (i) an annual interest rate of 9.00%, (ii) a 30-year amortization schedule and (iii) a debt service coverage ratio requirement of 1.50 to 1.00 (determined by annualizing the Net Revenues for such Borrowing Base Asset for the most recently completed quarterly accounting period).

         "Mortgage Instrument" means a first lien priority mortgage, deed of trust or deed to secure debt in favor of the Administrative Agent with respect to a Borrowing Base Asset. Each Mortgage Instrument shall be in form and substance satisfactory to the Administrative Agent and suitable for recording in the applicable jurisdiction.

         "Mortgage  Policies"  shall have the  meaning  assigned to such term in
Section 5.1(e)(ix).

         "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan (other than a Multiemployer Plan) which any Credit Party or any ERISA Affiliate and at least one employer other than the Credit Parties or any ERISA Affiliate are contributing sponsors.

         "Negative Pledge" means a provision of any agreement (other than this Credit Agreement or any other Credit Document) that prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a "Negative Pledge" for purposes of this Credit Agreement.

         "Net Cash Proceeds" means, with respect to any Person, the aggregate proceeds paid in cash or Cash Equivalents received by such Person in respect of any Equity Issuance or any Involuntary Disposition net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any such Person in any Equity Issuance or Involuntary Disposition.

         "Net Revenues" shall mean, (i) with respect to the Prime Care Lease (to the extent it constitutes a Borrowing Base Asset), the sum of (A) First-Tier Minimum Rent, plus (B) Second-Tier Minimum Rent plus (C) Additional Rent (each as defined in the Prime Care Lease) and each to the extent actually received in cash by the applicable Credit Party pursuant to the Prime Care Lease and the Cash Management Agreement relating thereto, minus (D) the pro rata share of general and administrative expenses allocated by RPI, the Parents and/or the Borrower to the applicable Credit Parties with respect to such Borrowing Base Asset and (ii) with respect to any Borrowing Base Asset (other than the Prime Care Lease), the sum of (A) rental payments received in cash by the applicable Credit Party (whether in the nature of base rent, minimum rent, percentage rent, additional rent or otherwise, but exclusive of security deposits, earnest money deposits, advance rentals, reserves for capital expenditures, charges, expenses or items required to be paid or reimbursed by the tenant thereunder and proceeds from a sale or other disposition) pursuant to the Facility Lease applicable to such Borrowing Base Asset, minus (B) the pro rata share of general and administrative expenses allocated by RPI, the Parents and/or the Borrower to the applicable Credit Party with respect to such Borrowing Base Asset.

         "Obligations" means, all of the obligations of the Credit Parties with respect to (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans, (b) all Reimbursement Obligations and all other LOC Obligations, and (c) all other Indebtedness, liabilities, obligations, covenants and duties of such Person owing to the Administrative Agent, any Lender or the Issuing Lender of every kind, nature and description, under or in respect of this Credit Agreement or any of the other Credit Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "Off Balance Sheet Liabilities" means, with respect to any Person, (a) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations, contingent or otherwise, of such Person under any Synthetic Lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing.

         "Operating Agreement" means any agreement for the management or operation of any Borrowing Base Asset, including without limitation, those certain Operating Agreements dated as of September 30, 2002 by and between, various Guarantors (as lessor), Prime Care (as lessee) and Marriott (as operator) as assigned, subordinated, amended, modified, renewed, extended, supplemented or replaced from time to time.

         "Operating Lease" means a lease of a parcel of Real Property which would not be categorized as a Capitalized Lease Obligation.

         "Parents" has the meaning given to such term in the introductory paragraph hereof.

         "Participant" has the meaning given that term in Section 11.4(c).

         "Participation   Interest"   means  a   purchase   by  a  Lender  of  a
participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Loans as provided in Section 3.16.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "Permitted Liens" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carders, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.5;
(b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar applicable Laws; (c) zoning restrictions, easements, rights-of-way, covenants, reservations and other rights, restrictions or encumbrances of record on the use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of such Person; (d) Liens in existence as of the Agreement Date and, with respect to the Borrowing Base Assets, as set forth on the title policies (or updates thereto) delivered in connection herewith; (e) Liens, if any, in favor of the Administrative Agent for the benefit of the Lenders; and (f) Liens pursuant to a Precautionary Mortgage, provided all rights of the lessor/mortgage under such Precautionary Mortgage have been assigned to the Administrative Agent as additional collateral for the Obligations.

         "Person"  means  an  individual,   corporation,   partnership,  limited
liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of
Section 3(5) of ERISA.

         "Pledge Agreement" means a Pledge Agreement executed by the Credit Parties in the form of Exhibit D attached hereto.

         "Precautionary Mortgage" means each Memorandum and Supplement of Lease and Precautionary Mortgage, Deed of Trust or Deed to Secure Debt relating to the Prime Care Properties, dated as of the September 30, 2002 by and between various Guarantors (as lessor/mortgagee) and Prime Care (as lessee/mortgagor), as assigned, subordinated, amended, modified, renewed, extended, supplemented or replaced from time to time.

         "Preferred Stock" means, with respect to any Person, shares of Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

         "Prime Care" means Prime Care One, LLC, an Indiana limited liability company and/or Prime Care Two, LLC, an Indiana limited liability company, as the case may be.

         "Prime Care Lease" means that certain Lease Agreement dated as of September 30, 2002, by and between various Guarantors (as lessor) and Prime Care (as lessee), attached hereto as Exhibit L, relating to the Prime Care Properties, as assigned, subordinated, amended, restated, modified, renewed, extended, supplemented or replaced, in whole or in part, from time to time.

         "Prime Care Properties" means those certain real property assets described on Schedule 6.17 and which are the subject of the Prime Care Lease, exclusive of any such properties which have been repurchased by Prime Care pursuant to a call option or a put option in accordance with the Prime Care Lease.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Principal Office" means the office of the Administrative Agent located at the first address given for notice to the Administrative Agent in Section 11.1, or such other office of the Administrative Agent as the Administrative Agent may designate from time to time.

         "Pro Rata Share" means as to each Lender with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Revolving Committed Amount at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the Issuing Lender to make LOC Credit Extensions have been terminated pursuant to
Section 9.2, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Qualified REIT Subsidiary" shall have the meaning given to such term in the Code.

         "Real Property Asset" means, (i) a parcel of real property, together with all improvements (if any) thereon, owned (or leased pursuant to a ground lease) by any Person, as applicable and (ii) the Prime Care Lease; "Real Property Assets" means a collective reference to each Real Property Asset.

         "Register" has the meaning given such term in Section 11.7(c).

         "Reimbursement  Obligation"  means  the  absolute,   unconditional  and
irrevocable obligation of the Borrower to reimburse the Issuing Lender for any drawing honored by the Issuing Lender under a Letter of Credit.

         "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Code.

         "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Revolving Commitments or, if the commitment of each Lender to make Loans and the obligation of the Issuing Lender to make LOC Credit Extensions have been terminated pursuant to Section 9.2, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in LOC Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Restricted Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interest of the Credit Parties now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of Equity Interest to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interest of the Credit Parties now or hereafter outstanding; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness which is subordinate in right of repayment to any of the Obligations; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Equity Interest of the Credit Parties thereof now or hereafter outstanding.

         "Revolving Committed Amount" means $85,000,000, as such amount may be reduced or increased in accordance with Section 3.6.

         "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.1 and (b) purchase participations in LOC Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Revolving Loan" has the meaning given to such term in Section 2.1(a).

         "Revolving Note" has the meaning given that term in Section 2.1(e).

         "RPI" means CNL Retirement Properties, Inc., a Delaware real estate investment trust.

         "Security Agreement" means a Security Agreement executed by the Credit Parties in the form of Exhibit E attached hereto.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair market value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "S&P"  means  Standard  &  Poor's  Rating   Services,   a  division  of
McGraw-Hill Companies, Inc., and any successor in interest thereto.

         "Stated Amount" means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.

         "Subsidiary" means, for any Person, any corporation, partnership or other entity of which at least a majority of the Voting Stock is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease under GAAP.

         "Taxes" has the meaning given that term in Section 3.13.

         "Tenant" means any Person who is a lessee with respect to any lease held by a Credit Party as lessor or as an assignee of the lessor thereunder, including without limitation, Prime Care under the Prime Care Lease.

         "Total Collateral Value" means the "as-is" appraised value of each Borrowing Base Asset as determined by appraisals commissioned, reviewed and approved by the Administrative Agent.

         "Total Outstandings" means the aggregate outstanding amount of all Revolving Loans and all LOC Obligations.

         "Type" with respect to any Loan, refers to whether such Loan is a Eurodollar Loan or Base Rate Loan.

         "UCP" has the meaning given to such term in Section 2.2(h).

         "Unconsolidated Affiliate" shall mean, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Unused Fee" has the meaning given to such term in Section 3.7(a).

         "Unused Fee  Calculation  Period" has the meaning given to such term in
Section 3.7(a).

         "Unused Revolving Committed Amount" means, the amount, as calculated on a daily basis, by which (i) the Revolving Committed Amount exceeds (ii) the Total Outstandings.

         "Usage Percentage" means, as of any day, an amount equal to (i) the Total Outstandings divided by (ii) the Revolving Committed Amount minus $20,000,000.

         "Voting Stock" means capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Wholly Owned Subsidiary" means, with respect to a Person, any Subsidiary of such Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) of which are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

Section 1.2 General; References to Times.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted, or determined on a consolidated basis, in accordance with GAAP, consistently applied. References in this Credit Agreement to "Sections", "Articles", "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Credit Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of either Parent or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of either Parent. Titles and captions of Articles, Sections, subsections and clauses in this Credit Agreement are for convenience only, and neither limit nor amplify the provisions of this Credit Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.

                                   ARTICLE II

                                 CREDIT FACILITY

Section 2.1       Revolving Loans.

         (a) Revolving Commitment.


              (i) Loans. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally (and not jointly) agrees to make available to the Borrower revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein; provided, however, that (A) the Total Outstandings shall not exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base Amount for such date, and
         (B) with regard to each Lender individually, such Lender's Pro Rata Share of outstanding Revolving Loans, plus such Lender's Pro Rata Share of the outstanding LOC Obligations shall not exceed such Lender's Pro Rata Share of the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that there may be no more than seven (7) Eurodollar Loans which are Revolving Loans outstanding hereunder at any given time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period).

              (ii) Reborrowing. Subject to the terms and conditions of this Credit Agreement, during the period from the Effective Date to but excluding the Maturity Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.

         (b) Revolving Loan Borrowings.

         (i) Notice of  Borrowing.  The Borrower  shall give the  Administrative
         Agent notice pursuant to a Loan Notice or telephonic notice of each borrowing of Revolving Loans. Each Loan Notice shall be delivered to the Administrative Agent before 12:00 P.M. on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable, shall contain certifications of the Borrower with respect to the conditions set forth in Section 5.2 clauses (b) through
         (d) in the form of Exhibit C, and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Loan Notice (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. Any such telephonic notice shall include all information to be specified in a written Loan Notice and shall be promptly confirmed in writing by the Borrower pursuant to a Loan Notice sent to the Administrative Agent by telecopy on the same day of the giving of such telephonic notice. The Administrative Agent will transmit by telecopy the Loan Notice (or the information contained in such Loan Notice) to each Lender promptly upon receipt by the Administrative Agent. Each Loan Notice or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.

         (ii) Minimum Amounts. Each Eurodollar Loan or Base Rate Loan that is a Revolving Loan shall be in a minimum aggregate principal amount of (A) $2,000,000 in the case of Eurodollar Loans and (B) $1,000,000 in the case of Base Rate Loans, in each case in integral multiples of $500,000 in excess thereof (or (1) the remaining amount of the Revolving Committed Amount, or (2) the remaining amount of the Borrowing Base Amount, in each case if such amount is less than the amounts set forth in clauses (A) and (B)).

         (iii) Advances. Each Lender will make its Pro Rata Share of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower as specified in Section 3.17(a), or in such other manner as the Administrative Agent may reasonably specify in writing, by 1:00 P.M. on the date specified in the applicable Loan Notice in Dollars and in funds immediately available to the Administrative Agent. With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Administrative Agent the Revolving Loan to be made by such Lender on such date, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent on the date of the requested borrowing as set forth in the Loan Notice and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender. The Administrative Agent shall, no later than 2:00 P.M. on the date specified on the applicable Loan Notice and subject to the conditions set forth in Article V, make such borrowing available to the Borrower by crediting the account of the Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date, unless accelerated sooner pursuant to
Section 9.2.

         (d) Interest. Subject to the provisions of Section 3.1, the Borrower promises to pay to the Administrative Agent for account of each Lender on the unpaid principal amount of each Loan made by such Lender for the period from and including the making of such Loan to but excluding the date such Loan shall be paid in full, as follows:

              (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the Adjusted Base Rate.

              (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate.

         Accrued interest on each Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein). Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders and to the Borrower. All determinations by the Administrative Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

         (e) Revolving Notes.


              (i) Revolving Notes. Any Lender may request that the Revolving Loans made by it shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit F (each a "Revolving Note"), payable to the order of such Lender in a principal amount equal to the amount of its Revolving Commitment as originally in effect and otherwise duly completed.

              (ii) Records. The date, amount of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error.

Section 2.2 Letter of Credit Subfacility.

         (a) The Letter of Credit Commitment.

              (i) Subject to the terms and conditions set forth herein, (A) the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the Issuing Lender shall not be obligated to make any LOC Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of and after giving effect to such LOC Credit Extension,
         (x) the LOC Obligations  outstanding exceed the LOC Committed Amount or
         (y) the Total  Outstandings  exceed  the  lesser  of (A) the  Revolving
         Committed Amount and (B) the Borrowing Base. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

              (ii) The Issuing Lender shall be under no obligation to issue any Letter of Credit if:

                   (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

                   (B) the expiry date of such requested  Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                   (C) the expiry date of such requested  Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                   (D) the issuance of such Letter of Credit  would  violate one or more policies of the Issuing Lender; or

                   (E) such  Letter of Credit is in an initial  amount less than
              $500,000, or is to be denominated in a currency other than Dollars.

              (iii) The Issuing Lender shall be under no obligation to amend any Letter of Credit if (A) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit.

              (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Executive Officer of the Borrower. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Issuing Lender may require.

              (ii) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Upon receipt by the Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

              (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) Drawings and Reimbursements; Funding of Participations.

              (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Base Rate Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Section 5.2 (other than the delivery of a Loan Notice). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 2.2(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

              (ii) Each Lender (including the Lender acting as Issuing Lender) shall upon any notice pursuant to Section 2.2(c)(i) make funds available to the Administrative Agent for the account of the Issuing Lender at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.2(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

              (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Base Rate Loan because the conditions set forth in
         Section 5.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender an LOC
         Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which LOC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.2(c)(ii) shall be deemed payment in respect of its participation in such LOC Borrowing and shall constitute an LOC Advance from such Lender in satisfaction of its participation obligation under this Section 2.2.

              (iv) Until each Lender funds its Base Rate Loan or LOC Advance pursuant to this Section 2.2(c) to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the Issuing Lender.

              (v)  Each  Lender's  obligation  to make  Base  Rate  Loans or LOC
         Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.2(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 5.2 (other than delivery by the Borrower of a Loan Notice). No such making of an LOC Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

              (vi) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this
         Section 2.2(c) by the time specified in Section 2.2(c)(ii), the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) Repayment of Participations.

              (i) At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Lender such Lender's LOC Advance in respect of such payment in accordance with Section 2.2(c), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's LOC Advance was outstanding) in the same funds as those received by the Administrative Agent.

              (ii) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.2(c)(i) is required to be returned under any of the circumstances described in Section
         11.22 (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each LOC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

         (i) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

         (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

         (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; or

         (iv) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

         (f) Role of Issuing Lender. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (i) through (iv) of Section 2.2(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LOC Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the aggregate outstanding LOC Obligations (in an amount equal to such LOC Obligations determined as of the date of such LOC Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the LOC Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of the term "Cash Collateralize" shall have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the Issuing Lender and the Borrower when a Letter of Credit is issued, the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Margin during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to Issuing Lender. The Borrower shall pay directly to the Issuing Lender for its own account a fronting fee with respect to each Letter of Credit in an amount equal to the greater of (A) $1,250 and (B) one-eighth of one percent (0.125%) times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) (which fronting fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)). In addition, the Borrower shall pay directly to the Issuing Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.



                                   ARTICLE III

                            GENERAL CREDIT PROVISIONS

Section 3.1 Default Rate.

         Upon the occurrence, and during the continuance, of an Event of Default, (i) the principal of and, to the extent permitted by law, interest on the Loans (once past due) and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Default Rate) and (ii) the Letter of Credit Fee shall accrue at a per annum rate 2% greater than the rate which would otherwise be applicable.

Section 3.2 Prepayments.

         (a) Voluntary. Subject to Section 3.14 and the mandatory prepayment provisions set forth in Section 3.2(b), the Borrower may prepay any Revolving Loans at any time without premium or penalty. The Borrower shall give the Administrative Agent at least 3 Business Days prior written notice of the prepayment of any Eurodollar Loan and at least 1 Business Day prior written notice of the prepayment of any Base Rate Loan, provided, however, that each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the then remaining principal balance of the Revolving Loans).

         (b) Mandatory Prepayments.

              (i) (A) Revolving Committed Amount. If, at any time, the Total Outstandings shall exceed the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base Amount for such date, the Borrower shall immediately make payment on the Loans and/or Cash Collateralize the LOC Obligations in an amount equal to such excess.

                   (B) LOC Committed Amount. If, at any time, the aggregate principal amount of LOC Obligations shall exceed the LOC Committed Amount, the Borrower immediately shall Cash Collateralize the LOC Obligations in an amount equal to such excess.

              (ii) Prepayments From Casualty and Condemnation Events. Subject to the rights of tenants under any applicable lease, immediately upon the occurrence of any event requiring application of any insurance proceeds to the prepayment of the Obligations pursuant to Section 7.6(b), the Borrower shall prepay the Loans in the amount required by such Section 7.6(b). Amounts prepaid pursuant to this Section 3.2(b)(ii) shall be applied first, to the Revolving Loans and second (and after all Revolving Loans have been paid) to Cash Collateralize the LOC Obligations in an amount equal to the then outstanding Letters of Credit.

         (c) Terms of Prepayments. Within the parameters of the applications set forth above, all prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.2(b) shall be subject to Section 3.14. All prepayments made pursuant to this Section 3.2 shall include any interest due with respect to any amount of the Obligations being prepaid. Promptly upon receipt of any notice of prepayment pursuant to this Section 3.2, the Administrative Agent shall give notice thereof to each Lender.

Section 3.3 Continuation.

         So long as no Event of Default shall have occurred and be continuing and to the extent permitted in the definition of the term "Interest Period", the Borrower may on any Business Day, with respect to any Eurodollar Loan, elect to maintain such Eurodollar Loan or any portion thereof as a Eurodollar Loan by selecting a new Interest Period for such Eurodollar Loan. Each new Interest Period selected under this Section 3.3 shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent a Loan Notice not later than 11:00 A.M. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Loan Notice, (a) specifying (i) the proposed date of such Continuation, (ii) the Eurodollar Loan and portion thereof subject to such Continuation and (iii) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder and (b) containing certifications of the Borrower with respect to the conditions set forth in Section 5.2 clauses (b) through (d) as set forth in Exhibit C. Each Loan Notice shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Loan Notice, the Administrative Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any Eurodollar Loan in accordance with this Section 3.3, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding failure of the Borrower to comply with Section 3.4.

Section 3.4 Conversion.

         So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may on any Business Day, upon the Borrower's giving of a Loan Notice to the Administrative Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a Eurodollar Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such Eurodollar Loan and, upon Conversion of a Base Rate Loan into a Eurodollar Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Loan Notice shall be given not later than 12:00 noon on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into Eurodollar Loans. Promptly after receipt of a Loan Notice, the Administrative Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Loan Notice shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Loan Notice (a) specifying (i) the requested date of such Conversion, (ii) the Type of Loan to be Converted, (iii) the portion of such Type of Loan to be Converted,
(iv) the Type of Loan such Loan is to be Converted into and (v) if such Conversion is into a Eurodollar Loan, the requested duration of the Interest Period of such Loan, and (b) containing certifications of the Borrower with respect to the conditions set forth in Section 5.2 clauses (b) through (d) as set forth in Exhibit C. Each Loan Notice shall be irrevocable by and binding on the Borrower once given.

Section 3.5 Extension of Maturity Date.

         The Borrower shall have the right, upon written notice to the Administrative Agent (which the Administrative Agent will distribute to each of the Lenders) (the "Extension Notice") not earlier than 90 days and not later than 60 days prior to the Maturity Date then in effect (the "Existing Maturity Date") to extend the Existing Maturity Date for one additional one (1) year period (the "Requested Maturity Date") (provided that if the Requested Maturity Date is not a Business Day, then such Requested Maturity Date shall be the immediately preceding Business Day); subject, however, in any such case, to satisfaction of the following conditions precedent:

         (a) no Event of Default shall have occurred and be continuing (i) on the date on which such Extension Notice is delivered and (ii) during any time following the date of delivery of such Extension Notice and the Maturity Date then in effect;

         (b) the representations and warranties set forth in Article VI this Credit Agreement shall be true and correct in all material respects on and as of the date on which such maturity extension is to become effective;

         (c) on or before the Existing Maturity Date, the Administrative Agent shall have received, on behalf of each of the Lenders, updated appraisals, commissioned, reviewed and approved by the Administrative Agent with respect to each Borrowing Base Asset; and

         (d) on or before the Existing Maturity Date, the Administrative Agent shall have received, on behalf of each of the Lenders, a fee in the amount of 0.30% on the Revolving Committed Amount as of the date on which such Extension Notice was delivered, such fee to be allocated to the Lenders according to each Lender's Pro Rata Share of the Revolving Committed Amount.

Notwithstanding anything to the contrary contained in this Section 3.5, the Maturity Date may not be extended for more than one additional one (1) year period.

Section 3.6 Termination, Reduction and Increase of Revolving Committed Amount.

         (a) Voluntary Reductions. The Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $10,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon five Business Days' prior written notice to the Administrative Agent (and the Administrative Agent shall disseminate such information to the Lenders); provided, however, no such termination or reduction shall be made which would cause the Total Outstandings to exceed the lesser of (i) the Revolving Committed Amount and (y) the Borrowing Base Amount, unless, concurrently with such termination or reduction, the Revolving Loans are repaid to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of receipt by the Administrative Agent of any notice from the Borrower pursuant to this
Section 3.6(a). Any notices provided by the Borrower pursuant to this Section 3.6(a) shall be irrevocable once given and shall be effective only upon receipt of the same by the Administrative Agent.

         (b) Increase in Revolving Committed Amount.

              (i) The Borrower shall have the right, upon at least ten (10) Business Days' prior written notice to the Administrative Agent (and the Administrative Agent shall disseminate notice to the Lenders), to request an increase of the Revolving Committed Amount hereunder to an aggregate amount of not more than $125,000,000 at any time on or after the Closing Date and prior to the Maturity Date, subject, however, in any such case, to satisfaction of the following conditions precedent:

                   (A) no Default or Event of Default shall have occurred and be continuing on the date on which such Revolving Committed Amount increase is to become effective;

                   (B) the representations and warranties set forth in Section 6 of this Credit Agreement shall be true and correct in all material respects on and as of the date on which such increase is to become effective;

                   (C) on or before the date on which such increase is to become effective, the Administrative Agent shall have received, for its own account, the mutually acceptable fees and expenses required by separate agreement of the Borrower and the Administrative Agent to be paid in connection with such increase;

                   (D) such  requested  increase shall be effective on such date only to the extent that, on or before such date, the Administrative Agent shall have received and accepted from (x) one or more Lenders hereunder or (y) with respect any lender, reasonably acceptable to the Administrative Agent and the Borrower, that is not at such time a Lender hereunder, an agreement in the form of Exhibit J hereto (each such agreement a "New Commitment Agreement"), with respect to the Additional Revolving Commitment of such Lender.

              (ii) Upon the effectiveness of the increase in the Revolving Committed Amount pursuant to subsection (i), the Commitment Percentage of each Lender shall be automatically adjusted to give effect to such increase, provided, that with respect to each Lender (other than a Lender whose Revolving Commitment shall have been increased in connection with such increase in the Revolving Committed Amount), (i) the product of the Pro Rata Share of each Lender multiplied by the Revolving Committed Amount for each Lender prior to giving effect to such adjustment, shall be equal to (ii) the product of the Pro Rata Share of each Lender multiplied by the Revolving Committed Amount for each such Lender, after giving effect to such adjustment.

              (iii) If and when any adjustment is made to the Pro Rata Share of any Lender pursuant to subsection (ii) at any time when any Revolving Loans are outstanding, the Borrower, the Administrative Agent and the Lenders will use all commercially reasonable efforts to assign and assume outstanding Revolving Loans to conform the respective amounts thereof held by each Lender to the respective Pro Rata Share as so adjusted, it being understood that the parties hereto shall use commercially reasonable efforts to avoid prepayment or assignment of any Revolving Loan that is a Eurodollar Loan on a day other than the last day of the Interest Period applicable thereto.

         (c) Maturity Date. Unless terminated sooner pursuant to Sections 9.2 or 3.6, the Revolving Commitments of the Lenders and the LOC Commitment of the Issuing Lender shall automatically terminate on the Maturity Date.

         (d) General. The Borrower shall pay to the Administrative Agent for the account of the Lenders in accordance with the terms of Section 3.7(a), on the date of each termination or reduction of the Revolving Committed Amount, the Unused Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced. The Revolving Commitments, once terminated or reduced may not be increased or reinstated. Any reduction in the aggregate amount of the Revolving Commitments shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the LOC Committed Amount; provided, however, the LOC Committed Amount shall not be reduced by operation of this sentence to an amount less than the LOC Obligations at such time.

Section 3.7 Fees.

         (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Unused Fee") equal to (i) twenty-five basis points (0.25%) per annum times the Unused Revolving Committed Amount for each day on which the Usage Percentage exceeds 50% and (ii) thirty-five basis points (0.35%) per annum times the Unused Revolving Committed Amount for each day on which the Usage Percentage is equal to or less than 50%. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each March, June, September and December (and on any date that the Revolving Committed Amount is reduced and on the Maturity Date) for the immediately preceding quarter (or portion thereof) (each such quarter or portion thereof for which the Unused Fee is payable hereunder being herein referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

         (b) Agent's Fees. The Borrower promises to pay to the Administrative Agent, for its own account, for the account of the Issuing Lender and for the account of Banc of America Securities LLC, as applicable, the fees referred to in the Agent's Fee Letter.

Section 3.8 Capital Adequacy.

         If any Lender has determined, after the date hereof, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable Law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

Section 3.9 Limitation on Eurodollar Loans.

         If on or prior to the first day of any Interest Period for any Eurodollar Loan:

         (a) the Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

         (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to any of the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or Convert such Eurodollar Loans into Base Rate Loans in accordance with the terms of this Credit Agreement.

Section 3.10 Illegality.

         Notwithstanding any other provision of this Credit Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office(s) to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert Base Rate Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.12 shall be applicable).

Section 3.11 Change of Law.

         If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or their Applicable Lending Office(s)) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

              (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Revolving Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Credit Agreement or its Revolving Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

              (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Commitment of such Lender hereunder; or

              (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Credit Agreement or its Revolving Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Credit Agreement or its Revolving Notes with respect to any Eurodollar Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 3.11, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section
3.12 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 3.11 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 3.11 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

Section 3.12 Treatment of Affected Loans.

         If the obligation of any Lender to make any Eurodollar Loan or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 3.9, 3.10 or 3.11 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Loans (or, in the case of a Conversion, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.9, 3.10 or 3.11 hereof that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.9, 3.10 or 3.11 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this
Section 3.12 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders Parties holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their Revolving Commitments.

Section 3.13 Taxes.

         (a) Any and all payments by any Credit Party to or for the account of any Lender or the Administrative Agent hereunder or under any other Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable under this Credit Agreement or any other Credit Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13) such Lender or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) such Credit Party shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Credit Agreement or any other Credit Document or from the execution or delivery of, or otherwise with respect to, this Credit Agreement or any other Credit Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13) paid by such Lender or the
Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) Each Lender that is not a United States person under Section 7701(a)(30) of the Code, on or prior to the date of its execution and delivery of this Credit Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Credit Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and/or (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Credit Agreement or any of the other Credit Documents.

         (e) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to
Section 3.13(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.13(a) or 3.13(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) If any Credit Party is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.13, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender, as applicable.

         (g) Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 3.13 shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Revolving Commitments hereunder.

Section 3.14 Compensation.

         Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

         (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant Loan Notice or prepayment notice under this Credit Agreement.

With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, Converted or Continued, for the period from the date of such prepayment or of such failure to borrow, Convert or Continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, Convert or Continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (b) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of the Borrower set forth in this Section 3.14 shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Revolving Commitments hereunder.

Section 3.15 Pro Rata Treatment.

         Except to the extent otherwise provided herein:

         (a) Loans. Each Revolving Loan, as between the Lenders, each payment or (subject to the terms of Section 3.2) prepayment of principal of any Revolving Loan, as between the Lenders, or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loan, as between the Lenders, or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans of the applicable type and Participation Interests in Loans of the applicable type and Letters of Credit.

         (b) Advances. No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make its ratable share of a borrowing hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any requested borrowing that such Lender does not intend to make available to the Administrative Agent its ratable share of such borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Loan Notice and (ii) from a Lender at the Federal Funds Rate.

Section 3.16 Sharing of Payments.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a Participation Interest in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a Participation Interest theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a Participation Interest may, to the fullest extent permitted by law, exercise all rights of payment (including the right of setoff, but subject to Section 11.9) with respect to such Participation Interest as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such Participation Interest. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.16 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.16 to share in the benefits of any recovery on such secured claim.

Section 3.17 Payments, Computations, Etc.

         (a) Generally. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Administrative Agent in Dollars in immediately available funds, without setoff, deduction, counterclaim or withholding of any kind, at the Administrative Agent's Office not later than 2:00 P.M. on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Administrative Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower or any other Credit Party maintained with the Administrative Agent (with notice to the Borrower or such other Credit Party). The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall distribute such payment to the Lenders in such manner as the Administrative Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.15(a)). The Administrative Agent will distribute such payments to such Lender, if any such payment is received prior to 2:00 P.M. on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent will distribute such payment to such Lender on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans at times when the Base Rate is determined by Bank of America's "prime rate" which shall be calculated based on a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (b) Allocation of Payments After Event of Default. After the acceleration of the Obligations as provided for in Section 9.2(b) (or after the Loans have automatically become immediately due and payable and the LOC Obligations have automatically been required to be Cash Collateralized as set forth in Section 9.2(c), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

              FIRST, to the payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including without limitation reasonable attorneys' fees) payable to the Administrative Agent in its capacity as such;

              SECOND, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including without limitation, reasonable attorneys' fees) ratably among them in proportion to the amounts described in this clause Second payable to them;

              THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Loans and LOC Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

              FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Loans, LOC Obligations and to Cash Collateralize the undrawn amounts of Letters of Credit, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

              LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

         Subject to Section 2.2(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Section 3.18 Evidence of Indebtedness.

         (a) Each Lender shall maintain an account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Credit Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

         (b) The  Administrative  Agent shall maintain the Register  pursuant to
Section 11.7(c), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of any Credit Party and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

         (c) The entries made in the accounts, Register and subaccounts maintained pursuant to clause (b) of this Section 3.18 (and, if consistent with the entries of the Administrative Agent, clause (a)) shall be prima facie evidence of the existence and amounts of the obligations of the Credit Parties therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Credit Parties to repay the Obligations owing to such Lender.

Section 3.19. Usury.

         In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under applicable Law.

Section 3.20. Agreement Regarding Interest and Charges.

         The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Credit Agreement is and shall be the interest specifically described in Section 2.1(d). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, letter of credit fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Administrative Agent or any Lender to third parties or for damages incurred by the Administrative Agent or any Lender, are charges made to compensate the Administrative Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Administrative Agent and the Lenders in connection with this Credit Agreement and shall under no circumstances be deemed to be charges for the use of money. Except as expressly agreed otherwise in writing, all charges other than charges for the use of money shall be fully earned and nonrefundable when due.

Section 3.21. Statements of Account.

         The Administrative Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Credit Agreement and the other Credit Documents, and such account rendered by the Administrative Agent shall be prima facie evidence of the amounts and other matters set forth therein. The failure of the Administrative Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.22. Defaulting Lenders.

         (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Credit Agreement or any other Credit Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two (2) Business Days after notice from the Administrative Agent, then, in addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Credit Agreement or applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Credit Agreement and the other Credit Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended during the pendency of such failure or refusal. Upon a Lender becoming a Defaulting Lender, the Administrative Agent shall give prompt notice to each other Lender thereof. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Credit Agreement or any other Credit Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Administrative Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

         (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Revolving Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Administrative Agent no sooner than two (2) Business Days and not later than ten
(10) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Revolving Commitment in proportion to the Revolving Commitments of the other Lenders exercising such right. If after such 10th Business Day, the Lenders have not elected to purchase all of the Revolving Commitment of such Defaulting Lender, then any Eligible Assignee may purchase such Revolving Commitment. None of the Administrative Agent or any of the Lenders shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Credit Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof, including an appropriate Assignment and Assumption Agreement and shall pay to the
Administrative Agent an assignment fee in the amount of $3,500. The purchase price for the Revolving Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Credit Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Administrative Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans. If, prior to a Lender's acquisition of a Defaulting Lender's Revolving Commitment pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender shall no longer have the right to acquire such Defaulting Lender's Revolving Commitment.

Section 3.23 Assumptions Concerning Funding of Eurodollar Loans.

         Calculation of all amounts payable to a Lender under this Article III shall be made as though such Lender had actually funded Eurodollar Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Loans in an amount equal to the amount of the Eurodollar Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.


                                   ARTICLE IV

                                    GUARANTY

Section 4.1 The Guaranty.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Hedge Agreement, and the Administrative Agent as hereinafter provided, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedge Agreements, the obligations of each Guarantor under this Credit Agreement and the other Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

Section 4.2 Obligations Unconditional.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedge Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedge Agreements) have been paid in full in respect of all Obligations and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedge Agreements between any Credit Party and any Lender, or any Affiliate of a Lender. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

              (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

              (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedge Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedge Agreements shall be done or omitted;

              (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedge Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedge Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

              (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

              (e)  any of the  Obligations  shall  be  determined  to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedge Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Hedge Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

Section 4.3 Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 4.4       Certain Additional Waivers.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive, to the extent applicable. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to
Section  4.2 and  through the  exercise  of rights of  contribution  pursuant to
Section 4.6.

Section 4.5 Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

Section 4.6 Rights of Contribution.

         The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor's Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the Guaranteed Obligations, and none of the Guarantors shall exercise any right or remedy under this Section 4.6 against any other Guarantor until payment and satisfaction in full of all of such Guaranteed Obligations. For purposes of this Section 4.6,
(a) "Guaranteed Obligations" shall mean any obligations arising under the other provisions of this Section 4; (b) "Excess Payment" shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (c) "Ratable Share" shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Credit Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Credit Parties; provided, however, that, for purposes of calculating the Ratable Share of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (d) "Contribution Share" shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Credit Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Credit Parties) of the Credit Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.
This Section 4.6 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under applicable Law against the Borrower in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall be relieved of its obligations pursuant to Section 8.4.

Section 4.7 Guarantee of Payment; Continuing Guarantee.

         The guarantee in this Section 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

                                    ARTICLE V

                                   CONDITIONS

Section 5.1 Closing Conditions.

         The obligation of the Lenders to enter into this Credit Agreement and to effect or permit the occurrence of the first Credit Event hereunder shall be subject to satisfaction of the following conditions (each in manner and substance satisfactory to the Administrative Agent):

         (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Revolving Notes, if any, (iii) the Collateral Documents, and (iv) all other Credit Documents.

         (b) Corporate Documents. Receipt by the Administrative Agent of the following (each in form and substance acceptable to the Administrative Agent):

              (i) Charter Documents. Copies of the articles or certificates of incorporation, certificate of limited partnership, partnership or limited partnership agreements, articles of organization or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

              (ii) Bylaws. A copy of the bylaws or corresponding organizational documents of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

              (iii) Resolutions. Copies of resolutions of the board of directors, general partner(s), managing partner(s), managing member(s) or similar governing entity/body of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

              (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation.

              (v) Incumbency. Incumbency certificates for each Credit Party as to each of the officers of such Credit Party authorized to execute and deliver the Credit Documents to which such Credit Party is a party and certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

         (c) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:

              (i) a legal opinion of Lowndes, Drosdick, Doster, Kantor & Reed, P.A., as counsel for the Credit Parties addressed to the Administrative Agent and the Lenders; and

              (ii) a legal opinion of special local counsel for the Credit Parties for each State listed on Schedule 5.1(c)(ii) and addressed to the Administrative Agent and the Lenders.

         (d) Personal Property Collateral. The Administrative Agent shall have received:

              (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Credit Party owning any portion of the tangible personal property Collateral and each jurisdiction where any tangible personal property Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the tangible personal property Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

              (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

                  (iii) all certificates evidencing any certificated Capital
              Stock pledged to the Administrative Agent pursuant to any Pledge Agreement, together with duly executed in blank, undated stock powers attached thereto;

              (iv) duly executed notices of grant of security interest as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

              (v) all instruments and chattel paper in the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in the Collateral;

              (vi)   duly   executed   consents   as  are   necessary,   in  the
         Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral;

              (vii) in the case of any tangible personal property Collateral located at a premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Administrative Agent.; and

              (viii) A copy of each Material Contract.

         (e)   Real   Property   Collateral   (Borrowing   Base   Assets).   The
Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:

              (i) with respect to each of the Borrowing Base Assets, fully executed and notarized (A) Mortgage Instruments and (B) Assignments of Leases;

              (ii) with respect to each of the Prime Care Properties, fully executed and notarized (A) Assignments of Mortgage and (B) Assignments of Assignments of Leases;

              (iii) with respect to each Operating Agreement with respect to a Borrowing Base Asset, an assignment thereof in favor of the Administrative Agent and a subordination, non-disturbance and attornment agreement;

              (iv) with respect to each Cash Management Agreement with respect to a Borrowing Base Asset, an assignment thereof in favor of the Administrative Agent and a subordination, non-disturbance and attornment agreement;

              (v) in the case of each real property leasehold interest of any Credit Party constituting a Borrowing Base Asset evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been properly recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens and required landlord consents) on such leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders;

              (vi) maps or plats of an as-built survey of the sites of the real property covered by the Mortgage Instruments;

              (vii) appraisals, commissioned, reviewed and approved by the Administrative Agent with respect to each Borrowing Base Asset;

              (viii) evidence as to the compliance of each Borrowing Base Asset with applicable zoning and use requirements;

              (ix) title insurance policies with respect to each of the Borrowing Base Assets (the "Mortgage Policies"), along with copies of all exceptions to title referenced in such policies, such policies to
         (A) be in amounts acceptable to the Administrative Agent with respect to any particular Borrowing Base Asset, (B) from insurance companies acceptable to the Administrative Agent, (C) include such available endorsements and reinsurance as the Administrative Agent may require and (D) otherwise satisfy the title insurance requirements of the Administrative Agent;

              (x) evidence as to (A) whether any Borrowing Base Asset (or the real property which is the subject of such Borrowing Base Asset) is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a "Flood Hazard Property") and (B) if any Borrowing Base Asset is a Flood Hazard Property, (1) whether the community in which such Borrowing Base Asset is located is participating in the National Flood Insurance Program, (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Borrowing Base Asset is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (3) copies of insurance policies or certificates of insurance evidencing flood insurance satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders under a standard mortgagee endorsement; and

              (xi) to the extent requested by the Administrative Agent, tenant estoppel certificates and subordination, non-disturbance and attornment agreements with respect to each of the Borrowing Base Assets which are leased in their entirety to lessees, each in form and substance acceptable to the Administrative Agent.

         (f) Property and Liability Insurance. The Administrative Agent shall have received certificates of insurance evidencing property and general liability insurance coverage under any and all insurance policies held by the Credit Parties, the Tenants and the operators with respect to the Borrowing Base Assets, and each such policy shall name the Administrative Agent (on behalf of the Lenders) as sole loss payee under a standard mortgagee endorsement and/or as an additional insured (as applicable).

         (g) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date, in the form of Exhibit G and otherwise satisfactory to the Administrative Agent, (i) stating that (A) each Credit Party is in compliance with all existing financial obligations (whether pursuant to the terms and conditions of this Credit Agreement or otherwise), (B) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have a Material Adverse Effect, (D) all Mortgage Instruments, Assignments of Mortgages, Assignments of Leases and Assignments of Assignments of Leases with respect to each of the Borrowing Base Assets have been properly executed and notarized as required herein, (E) the Borrower and the applicable Credit Parties have obtained all insurance required by Section 7.6 hereof, (F) immediately prior to and following the transactions contemplated herein, each of the Credit Parties shall be Solvent, and (G) immediately after the execution of this Credit Agreement and the other Credit Documents, (1) no Default or Event of Default exists and (2) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, (ii) certifying that each Credit Party is qualified and in good standing in each jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (iii) certifying that the Credit Parties have paid all corporate or franchise taxes due and owing as of the date hereof.

         (h) Fees and Expenses. Payment by the Credit Parties to the Administrative Agent of all fees and expenses relating to the preparation, execution and delivery of this Credit Agreement and the other Credit Documents which are due and payable on the Closing Date, including, without limitation, payment to the Administrative Agent of the fees set forth in the Agent's Fee Letter, attorneys' fees, consultants' fees, travel expenses and all fees and expenses associated with the due diligence done in connection with and the preparation of documentation with respect to the Borrowing Base Assets or other Collateral.

         (i) Financial Statements. Receipt by the Administrative Agent and the Lenders of (i) the consolidated financial statements of the Consolidated Parties (including balance sheets and income and cash flow statements) for the calendar year ended December 31, 2002, (ii) a pro forma covenant compliance certification stating that, on the basis of income statement items and Capital Expenditures for the 12-month period ending on the last day of the calendar quarter ending as of December 31, 2002 and after giving effect to the Credit Documents, the Credit Parties will be in compliance during such quarter with each of the covenants set forth in Section 7.11 and (iii) such other information relating to the Consolidated Parties as the Administrative Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

         (j) Opening Borrowing Base Amount. Receipt by the Administrative Agent of Borrowing Base Certificate as of the Closing Date signed by an Executive Officer of the Borrower.

         (k) Consents/Approvals. The Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any applicable Law or (2) any agreement, document or instrument to which any Credit Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Credit Party to fulfill its respective obligations under the Credit Documents to which it is a party.

         (l) Material Adverse Effect. No material adverse change shall have occurred since December 31, 2001 in the condition (financial or otherwise), business, assets, operations, management or prospects of (i) the Borrower, (ii) RPI or (iii) RPI and its Consolidated Subsidiaries taken as a whole.

         (m) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Credit Party that could reasonably be expected to have a Material Adverse Effect.

         (n) Environmental Reports. Receipt by the Administrative Agent of copies of the most recent environmental reports or assessments in the possession of the Borrower or any other Credit Party with respect to the environmental condition of each of the Borrowing Base Assets and any other earlier or supplemental reports or assessments in the possession of the Borrower or any other Credit Party requested by the Administrative Agent in connection therewith.

         (o) Corporate Organization. Receipt by the Administrative Agent of evidence, satisfactory to the Administrative Agent, (i) that the Parents are both Wholly Owned Subsidiaries of RPI and (ii) that each of RPI and the Credit Parties are properly organized and existing in the proper form and in accordance with the laws of their respective states of organization and that RPI qualifies as a REIT, and that each of the Credit Parties (other than RPI) are established as Qualified REIT Subsidiaries and shall continue to maintain such status following the execution of the Credit Documents.

         (p) Other. Receipt by the Lenders or the Administrative Agent of such other documents, instruments, agreements or information as reasonably requested by any Lender or the Administrative Agent, including, but not limited to, additional legal opinions, contribution agreements, corporate resolutions, indemnifications, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Credit Parties.

Section 5.2 Conditions to All Extensions of Credit.

         The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

         (a) The Borrower shall have delivered (i) in the case of any Revolving Loan, an appropriate Loan Notice and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b);

         (b) The representations and warranties set forth in Article VI shall, subject to the limitations set forth therein, be true and correct in all material respects as of such date (except for those which expressly relate to an earlier date) and Part I and Part II of Schedule 6.17 shall be updated as of such date;

         (c) No Default or Event of Default shall exist and be continuing either prior to or after giving effect thereto; and

         (d) Immediately after giving effect to the making of such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the Total Outstandings shall not exceed the lesser of (x) Revolving Committed Amount and (y) the Borrowing Base Amount and
(ii) the LOC Obligations shall not exceed the LOC Committed Amount.

The delivery of each Loan Notice (other than a Loan Notice requesting only a conversion of Eurodollar Loans to Base Rate Loans) and each request for a Letter of Credit shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c) and (d) above.

Section 5.3 Conditions as Covenants.

         If the Lenders effect or permit the occurrence of the first Credit Event hereunder prior to the satisfaction of all conditions precedent set forth in Sections 5.1 and 5.2, the Borrower shall nevertheless cause such condition or conditions to be satisfied within five (5) Business Days after the occurrence of such Credit Event. Unless set forth in writing to the contrary prior to the making of its initial Loan hereunder, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Administrative Agent and the other Lenders that the Borrower has satisfied the conditions precedent for the occurrence of the initial Credit Event set forth in Sections 5.1 and 5.2.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:

Section 6.1 Financial Condition.

         (a) The audited consolidated and consolidating balance sheets and income statements of the Consolidated Parties for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 (including the notes thereto) (i) have been audited by Pricewaterhouse Coopers, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from December 31, 2002 to and including the Closing Date, there has been no sale, transfer or other disposition by any of the Consolidated Parties of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date. As of the Closing Date, the Consolidated Parties have no material liabilities (contingent or otherwise) that are not reflected in the foregoing financial statements or in the notes thereto.

         (b) The financial statements delivered pursuant to Section 5.1(i) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 5.1(i)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

         (c) The financial  statements  delivered pursuant to Section 7.1(a) and
(b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated and consolidating financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

Section 6.2 No Material Change.

         Since December 31, 2001, there has been no development or event relating to or affecting a Credit Party which has had or could have a Material Adverse Effect.

Section 6.3 Organization and Good Standing.

         Each of the Credit Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

Section 6.4 Power; Authorization; Enforceable Obligations.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party, except for (i) consents, authorizations, notices and filings described in Schedule 6.4, all of which have been obtained or made or have the status described in such Schedule 6.4 and (ii) filings to perfect the Liens created by the Collateral Documents. This Credit Agreement has been, and each other Credit Document to which any Credit Party is a party will be, duly executed and delivered on behalf of the Credit Parties.
This Credit Agreement constitutes, and each other Credit Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 6.5 No Conflicts.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate any Law (including, without limitation, Regulation U or Regulation X issued by the FRB), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

Section 6.6 No Default.

         No Credit Party is in default under its articles or certificate of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by any Credit Party under any agreement (excluding the Credit Documents) or judgment, decree or order to which any Credit Party is a party or by which any Credit Party or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.7 Ownership.

         Each Credit Party is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

Section 6.8 Environmental Condition of Borrowing Base Assets.

         Except as disclosed and described in those reports, assessments or notices provided by the Borrower or any Credit Party in connection with Section 5.1(n), pursuant to Sections 7.1(j) or 7.13, or on Schedule 6.8 attached hereto:

         (a) Each of the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) and all operations with respect to such Borrowing Base Asset are in compliance with all applicable Environmental Laws, there is no violation of Environmental Law, or other condition, requiring the applicable Credit Party to take any action, including, without limitation, investigation, cleanup, remediation or removal of such violation or condition, under applicable Environmental Laws, and there are no conditions relating to such Borrowing Base Assets or the Businesses that could give rise to liability (including, without limitation, liability to conduct any investigation, removal or remediation of any Hazardous Materials) under any applicable Environmental Laws.

         (b) None of the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) contain, or has previously contained, any Hazardous Materials at, on or under the location with respect to such Borrowing Base Asset in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

         (c) No Credit Party has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) or the businesses conducted thereon, nor does any Executive Officer of any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Hazardous Materials have not been transported or disposed of from the location of any of the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset), or generated, treated, stored or disposed of at, on or under any of the locations of such Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) or any other location, in each case by or on behalf of any Credit Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Executive Officers of the Credit Parties, threatened, under any Environmental Law or relating to any Hazardous Material to which any Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Credit Parties, the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) or the Businesses.

         (f) There has been no release (as such term is defined for purposes of CERCLA), or threat of release, of Hazardous Materials at or from the location of the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) or arising from or related to the operations (including, without limitation, disposal) of any Credit Party in connection with such Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) or otherwise in connection with the businesses conducted thereon, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

Section 6.9 Litigation.

         Except as set forth on Schedule 6.9, there are no actions, suits or proceedings pending (nor, to the knowledge of any Credit Party, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting any Credit Party or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to any Credit Party which could reasonably be expected to have a Material Adverse Effect.

Section 6.10 Taxes.

         Each Credit Party has filed, or caused to be filed, all tax returns (Federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and
(b) all other taxes, fees, assessments and other governmental charges (including without limitation real property taxes and assessments, mortgage recording taxes, corporate taxes, franchise taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or
(ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments against it or any other Credit Party.

Section 6.11 Compliance with Law.

         (a) Each Credit Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b) To the best of Borrower's knowledge after due inquiry of each applicable Tenant and inspection of the premises by a representative of the Borrower or as warranted by the Tenant, each of the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset), and the uses of the Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset), are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 6.12 ERISA.

         Except as disclosed and described in Schedule 6.12 attached hereto:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Executive Officers of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan;
(iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable Federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan.

         (c) Neither any Credit Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Executive Officers of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any Credit Party nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Credit Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of the Executive Officers' of the Credit Parties knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

         (e) Neither any Credit Party nor any ERISA Affiliates has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         (f) Neither the execution and delivery of this Credit Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.19 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of
Section 4975(e)(1) of the Code.

Section 6.13 Corporate Structure; Capital Stock, Etc.

         As of the Agreement Date, Part I of Schedule 6.13 correctly sets forth the corporate structure of RPI, as well as the entity and ownership structure of the Parents and their Subsidiaries, including the correct legal name of each Subsidiary of the Credit Parties, such Subsidiary's jurisdiction of formation, the number of shares of each class of Capital Stock outstanding, the Persons holding equity interests in such Subsidiary, their percentage equity or voting interest in such Subsidiary and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. Except as set forth in such Schedule, as of the Agreement Date: (i) no Subsidiary has issued to any third party any securities convertible into any equity interest in such Subsidiary, or any options, warrants or other rights to acquire any securities convertible into any such equity interest, and (ii) the outstanding Capital Stock of each Credit Party are owned by the Persons indicated on Schedule 6.13 is validly issued, fully paid and non-assessable, and is free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. Neither the Borrower nor the Parents have any foreign Subsidiaries as of the date hereof.

Section 6.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

         (a) No Credit Party is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) No Credit Party, any Person Controlling a Credit Party, or any Subsidiary of any Credit Party (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940 or (iii) subject to regulation under any other Law which limits its ability to incur Indebtedness.

Section 6.15 Intellectual Property.

         Each Credit Party owns, or has the legal right to use, all trademarks, tradenames, patents, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect. Set forth on Schedule 6.15 is a list of all Intellectual Property registered with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Credit Party (other than RPI, the Parents and the Borrower). Except as provided on
Schedule 6.15, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and, to the knowledge of the Executive Officers of the Credit Parties, the use of such Intellectual Property by any Credit Party does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Material Adverse Effect.

Section 6.16 Solvency.

         Each Credit Party is Solvent and the execution of this Credit Agreement and the other Credit Documents will not render any of the Credit Parties Insolvent.

Section 6.17 Borrowing Base Assets and Tenants.

         (a) Part I of Schedule 6.17 is a true and complete list as of the Closing Date of (i) the street address of each Borrowing Base Asset, (ii) the Credit Party which owns each such Borrowing Base Asset, (iii) the facility type of each such Borrowing Base Asset, (iv) the lease(s) to which each such Borrowing Base Asset is subject, (v) the name and address of the Tenant of each such Borrowing Base Asset and (vi) the name and address of operator of each such Borrowing Base Asset. Except for those Borrowing Base Assets identified as Prime Care Properties on Schedule 6.17, the applicable Credit Party has a fee simple title to each Borrowing Base Asset listed on Schedule 6.17 hereto.

         (b) Part II of Schedule 6.17 properly sets forth the names and addresses of all Tenants with respect to the Real Property Assets (and in the case of the Prime Care Lease, each Tenant of each real property asset which is the subject of the Prime Care Lease) who are (i) delinquent in paying any franchise, business, intangible, personal property taxes or real estate taxes due beyond the earlier of the applicable grace period with respect thereto, if any, and 60 days and/or (ii) the subject of any Bankruptcy Event.

Section 6.18 Material Contracts.

         Schedule 6.18 is a true, correct and complete listing of all Material Contracts as of the Agreement Date. No default or event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such a default or event of default, exists with respect to any such Material Contract.

Section 6.19 Business Locations.

         Set forth on Schedule 6.19 is the chief executive office and principal place of business of each Credit Party as of the Closing Date.

Section 6.20 Full Disclosure.

         Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the negotiation, preparation or execution of this Credit Agreement or any of the other Credit Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

Section 6.21 No Burdensome Restrictions.

         No Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable Law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

Section 6.22 Brokers' Fees.

         No Credit Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

Section 6.23 Labor Matters.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of a Credit Party as of the Closing Date and none of the Credit Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

Section 6.24 Affiliate Transactions, Restrictions on Dividend, Etc.

         Except as permitted by Section 8.6, no Credit Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of a Credit Party or any other Subsidiary is a party. No Credit Party is a party to any agreement or arrangement which contains or imposes encumbrances or restrictions prohibited by Section 8.11.

Section 6.25 Status of Consolidated Parties.

         Each of the Consolidated Parties (other than RPI) are Qualified REIT Subsidiaries and RPI is qualified as a REIT.

Section 6.26 Nature of Business.

         As of the Agreement Date, RPI, the Parents and the Borrower are engaged
(i) principally in the business of (A) owning, developing, managing and providing secured financing for Real Property and personal Property assets and similar interests in leasehold property which are owned by or net leased to healthcare operators for use as medical office buildings, skilled nursing home centers, domestic assisted living facilities, independent living facilities, or Alzheimer's care facilities and (B) ancillary businesses that are incidental to the foregoing and (ii) in activities and businesses that do not violate any agreements, contracts or other arrangements (including, without limitation, non-compete agreements) to which such Person is a party.

Section 6.27 Accuracy and Completeness of Information.

         All written information, reports and other papers and data (excluding financial projections) furnished to the Administrative Agent or any Lender by, on behalf of, or at the direction of, the Credit Parties were, at the time the same were so furnished, complete and correct in all material respects, or, in the case of financial statements, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections prepared by or on behalf of the Credit Parties that have been or may hereafter be made available to the Administrative Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No fact is known to any Credit Party which has had, or may in the future have a Material Adverse Effect which has not been set forth in the financial statements delivered in connection with Section 5.1) or in such information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the Closing Date.

Section 6.28 Survival of Representations and Warranties, Etc.

         All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Credit Parties to the Administrative Agent, the Issuing Lender or any Lender pursuant to or in connection with this Credit Agreement or any of the other Credit Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Credit Parties prior to the Agreement Date and delivered to the Administrative Agent, the Issuing Lender or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower under this Credit Agreement. All representations and warranties made under this Credit Agreement and the other Credit Documents shall be deemed to be made at and as of the Agreement Date, the Closing Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Credit Agreement, the execution and delivery of the Credit Documents and the making of the Loans and issuance of Letters of Credit.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Credit Party shall:

Section 7.1 Information Covenants.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

         (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year, (i) a consolidated and consolidating balance sheet and income statement for the Consolidated Parties as of the end of such fiscal year, together with related consolidated and consolidating statements, as applicable, of retained earnings and cash flows for such fiscal year, in each case setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as going concerns or any other material qualifications or exceptions and (ii) with respect to each Borrowing Base Asset, the statements of operations and cash flows for such fiscal year for each such Borrowing Base Asset.

         (b)  Quarterly  Financial   Statements  and  Operating   Statements  of
Borrowing Base Assets. Commencing with the calendar quarter ending March 31, 2003, as soon as available, and in any event within 45 days after the close of each calendar quarter for each calendar quarter thereafter, (i) a consolidated and consolidating balance sheet and income statement for the Consolidated Parties as of the end of such calendar quarter, together with related consolidated and consolidating statements of retained earnings and cash flows for such calendar quarter, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and (ii) with respect to each Borrowing Base Asset (and in the case of the Prime Care Lease, each real property asset which is the subject of the Prime Care Lease), the statements of operations and cash flows for such fiscal quarter for each such Borrowing Base Asset.

         (c) Officer's Certificate. At the time the quarterly or annual financial statements are furnished pursuant to Sections 7.1(a) and (b), and within 5 Business Days of the Administrative Agent's request with respect to any other fiscal period, a certificate substantially in the form of Exhibit H (a "Compliance Certificate") executed by an Executive Officer of RPI:

              (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Credit Parties propose to take with respect thereto;

              (ii) updating each part of Schedule 6.17 and restating the representations made in Section 6.17 as of the date of the issuance of such certification; and

              (iii) updating Schedule 6.13 to accurately reflect the corporate structure and Subsidiaries and attaching all Joinder Agreements executed pursuant to Section 7.16 during the immediately preceding calendar quarter.

         (d) Borrowing Base Certificate. Within 15 days after the end of each fiscal quarter, a Borrowing Base Certificate calculated as of the end of the immediately prior fiscal quarter, duly completed and executed by an Executive Officer of the Borrower; provided, however, the Borrower may, at its option, provide an updated Borrowing Base Certificate more frequently than quarterly.

         (e) Updated Budgets/Pro Forma Financial Statements. Not later than March 31 of each fiscal year (beginning with March 31, 2003, for the 2003 fiscal year), (i) with respect to RPI, pro forma financial statements and operating budgets for such fiscal year and (ii) with respect to each of the Credit Parties which owns a Borrowing Base Asset (and in the case of the Prime Care Lease, each real property asset which is the subject of the Prime Care Lease), operating budgets for such fiscal year.

         (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to any Consolidated Party in connection with any annual, interim or special audit of the books of such Person.

         (g) Reports/Other Information. Within five (5) days of the transmission, receipt, execution or approval thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Credit Party shall send to its shareholders or to a holder of any Indebtedness owed by any Credit Party in its capacity as such a holder, (ii) upon the request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters, (iii) copies of all press releases issued by the Credit Parties, (iv) a copy of any material amendment to the articles of incorporation, bylaws, partnership agreement, limited partnership agreement, operating agreement or other similar organizational documents of any of the Credit Parties and (v) copies of any Material Contracts entered into by any Credit Party.

         (h) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent (and the Administrative Agent shall promptly disseminate such information to the Lenders):

              (i) immediately of the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto;

              (ii) immediately of any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by any Credit Party under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

              (iii) immediately of any default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, with respect to any Indebtedness of any Credit Party having an aggregate outstanding principal amount of $1,000,000 or more;

              (iv) within ten (10) days of any change in the chief operating officer, chief executive officer or chief financial officer of RPI, either of the Parents or the Borrower;

              (v) immediately of any change in the business, properties, condition (financial or otherwise), results of operations, performance or prospects of any Credit Party which has had or could reasonably be expected to have a Material Adverse Effect;

              (vi) within five (5) days of the filing of any order, judgment or decree in excess of $500,000 against any Credit Party or any of their respective properties or assets;

              (vii) on a quarterly basis of all material insurance claims and proceeds (including those generated from business interruption insurance) with respect to or in connection with any of the Borrowing Base Assets; and

              (viii) immediately of the occurrence of any of the following with respect to any Credit Party (x) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect or (y) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any Federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which could have a Material Adverse Effect.

         (i) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Credit Parties will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of:
(i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Credit Parties or any ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);
(iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Credit Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

         (j) Environmental.

              (i) Upon the reasonable written request of the Administrative Agent based on the Administrative Agent's reasonable concern regarding the environmental conditions with respect to any Borrowing Base Asset (or the real property which is the subject of such Borrowing Base Asset), the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on such Borrowing Base Asset (or the real property which is the subject of such Borrowing Base Asset) and as to the compliance by any Credit Party with Environmental Laws at with respect to such Borrowing Base Asset (or the real property which is the subject of such Borrowing Base Asset). If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and their representatives access to such Borrowing Base Asset (or the real property which is the subject of such Borrowing Base Asset) to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the obligations secured by the Collateral Documents.

              (ii) Within thirty (30) days of the addition of any Real Property Asset to the Borrowing Base Assets, copies of the most recent environmental reports or assessments in the possession of the Borrower or any Credit Party and any other earlier or supplemental reports or assessments in the possession of the Borrower or any other Credit Party requested by the Administrative Agent in connection therewith.

              (iii) Within one hundred and eighty (180) days after the Closing Date or such additional time as deemed reasonably necessary by the Administrative Agent, the Credit Parties shall (A) complete or cause to be completed all actions to accomplish the recommendations specified in the environmental site assessment summaries with respect to mold remediation and/or wood rot at the facilities located in Naples, Florida, Venice, Florida, Buckhead, Georgia and Brentwood, Tennessee and (B) furnish to the Administrative Agent, at the Credit Parties' expense, such status reports, final reports or assessments necessary to show that all such actions have been completed (or are being diligently pursued) in accordance with such recommendations, such status reports, final reports and assessments to be in scope, form and depth satisfactory to the Administrative Agent and performed by a consultant reasonably acceptable to the Administrative Agent.

         (k) Requested Additional Information. From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, properties, condition (financial or otherwise), results of operations or performance of any Credit Party, or any Unconsolidated Affiliate, corporate resolutions of any Credit Party, contribution agreements, indemnifications (including environmental), as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request.

This Section 7.1 and the reporting requirements contained herein shall not be construed so as to allow the Borrower or any other Credit Party to (i) perform or fail to perform any actions required, (ii) maintain or fail to maintain any status required, or (iii) in any way avoid any of their respective obligations under this Credit Agreement or the other Credit Documents.

In the event that any Lender requests any documents, reports or other information provided by the Credit Parties to the Administrative Agent pursuant to Articles V, VI, VII and VIII hereof, the Administrative Agent, as applicable, shall deliver or otherwise provide such materials to such requesting Lender within thirty (30) days of such request.

Section 7.2 Preservation of Existence and Franchises.

         Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited by Section 8.3 or Section 8.4, each Credit Party will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority. Each Credit Party shall remain qualified and in good standing in each jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect

Section 7.3 Books and Records.

         Each Credit Party will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP.

Section 7.4 Compliance with Law.

         Each Credit Party will, and will cause each of its Subsidiaries to, comply with (i) all Laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect and (ii) all terms and conditions of all Material Contracts to which it is a party, which non-compliance could have a Material Adverse Effect.

Section 7.5 Payment of Taxes and Other Indebtedness.

         Each of Credit Party will, and will cause each of their respective Subsidiaries to, pay and discharge (a) all taxes (including, without limitation, any corporate or franchise taxes), assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Credit Party or any of their respective Subsidiaries shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could have a Material Adverse Effect.

Section 7.6 Insurance.

         (a) In addition to the requirements of any of the other Credit Documents, the Credit Parties shall maintain, or with respect to any Borrowing Base Asset leased by the Borrower to a lessee (including, without limitation, leased to Prime Care pursuant to the Prime Care Lease), to cause such lessee, to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar types of properties in the applicable location or as may be required by applicable Law, and the Borrower will from time to time deliver to the Administrative Agent upon its request, or to any Lender upon request through the Administrative Agent, a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby. The Borrower will deliver to the Lenders (i) upon request of any Lender through the Administrative Agent from time to time full information as to the insurance carried (ii) within 10 days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date hereof and (iii) promptly upon receipt, notice of any cancellation or nonrenewal of coverage by any Credit Party thereof.

         (b) In the event that any Credit Party receives Net Cash Proceeds in excess of $1,000,000 in aggregate amount during any fiscal year ("Excess Proceeds") on account of any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Borrowing Base Assets for which such Credit Party is not required under the applicable lease to apply to rebuild (an "Involuntary Disposition"), such Credit Party shall, promptly (and in no case later than 5 days) following the date of receipt of Net Cash Proceeds, apply (or cause to be applied) an amount equal to such Excess Proceeds to prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.2(b). All insurance proceeds shall be subject to the security interest of the Administrative Agent (for the benefit of the Lenders) under the Collateral Documents.

Section 7.7 Maintenance of Property.

         In addition to the requirements of any of the other Credit Documents, the Credit Parties shall (a) protect and preserve, or cause to be protected and preserved all Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) and maintain, or cause to be maintained, in good repair, working order and condition all Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset), ordinary wear and tear excepted, and (b) from time to time make, or cause to be made, all needed and appropriate repairs, renewals, replacements and additions to such Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset), so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 7.8 Performance of Obligations.

         Each Credit Party will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

Section 7.9 Visits and Inspections.

         The Credit Parties (and with respect to Credit Parties which directly own Borrowing Base Assets, subject to applicable lease and operating agreements), shall permit representatives or agents of any Lender or the Administrative Agent, from time to time, and, if no Event of Default shall have occurred and be continuing, after reasonable prior notice, as often as may be reasonably requested, but only during normal business hours to: (a) visit and inspect all Borrowing Base Assets (or the real property which is the subject of such Borrowing Base Asset) to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Administrative Agent, the Credit Parties, as appropriate, shall execute an authorization letter addressed to its accountants authorizing the Administrative Agent or any Lender to discuss the financial affairs of such Credit Party with its accountants.

Section 7.10 Use of Proceeds/Purpose of Loans and Letters of Credit.

         The Borrower shall use the proceeds of all Loans and use Letters of Credit only for general corporate working capital (including asset acquisitions) or other corporate purposes of the Borrower and the other Credit Parties (to the extent not inconsistent with the Credit Parties' covenants and obligations under this Credit Agreement and the other Credit Documents. The Borrower shall not, directly or indirectly, use any part of such proceeds or any Letter of Credit
(i) to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, (ii) to repay Indebtedness unless such Indebtedness is otherwise permitted hereunder, or (iii) purchase its own Capital Stock.

Section 7.11 Financial Covenants.

         (a) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio shall not be less than 2.50 to 1.00.

         (b) Minimum Consolidated Tangible Net Worth. At all times, the Consolidated Tangible Net Worth of the Consolidated Parties shall equal or exceed the sum of $350,815,522, increased on a cumulative basis by an amount equal to ninety percent (90%) of the aggregate Net Cash Proceeds of all Equity Issuances effected by any Consolidated Party after the date hereof to any Person other than a Consolidated Party.

         (c) Maximum Consolidated Total Net Leverage Ratio. The Consolidated Total Net Leverage Ratio shall be less than or equal to 0.50 to 1.00.

         (d) Distribution Limitation. RPI may declare or make cash distributions to their shareholders in an aggregate amount not to exceed 95% of Funds From Operations (or such greater amount as is required to maintain REIT status).

         (e) Minimum Utilization. At all times, the Total Outstandings shall equal or exceed $20,000,000 (subject to the mandatory prepayment provisions set forth in Section 3.2(b)(i) if the Borrowing Base Amount is less than $20,000,000).

Section 7.12 Distributions of Income to the Borrower.

         Subject to any encumbrances or restrictions permitted by Section 8.11, the Credit Parties shall cause each of the Subsidiaries of the Borrower to distribute (directly or indirectly through any intermediate Subsidiaries) to the Borrower and pro rata to holders of Equity Interests in such Subsidiaries, not less frequently than once each calendar quarter of the Borrower and whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service and operating expenses (including any portion of debt service and operating expenses allocable to such Subsidiary) and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary's assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices.

Section 7.13 Environmental Matters.

         Each of the Credit Parties shall comply, and cause each of their Subsidiaries to comply, with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Credit Parties or any of their Subsidiaries shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against any of the Credit Parties or any of their Subsidiaries alleging violations of any Environmental Law or requiring any such Person to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices or events to which they relate, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Administrative Agent with a copy of such notice within 10 days after the receipt thereof by any Credit Party or any Subsidiary thereof. The Credit Parties shall, and shall cause each of their Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 7.14 REIT Status.

         (a) The Credit Parties (other than RPI) and each of the other Consolidated Parties shall, for the entire term of this Credit Agreement, retain their Qualified REIT Subsidiary status.

         (b) RPI shall maintain its status as a REIT.

Section 7.15 ERISA Exemptions.

         The Credit Parties shall not, and shall not permit any other Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.

Section 7.16 New Subsidiaries.

         Upon the acquisition, incorporation or other creation of any direct or indirect Subsidiary of the Borrower which owns or is to own a Borrowing Base Asset, the Borrower shall cause such Subsidiary to execute and deliver to the Administrative Agent a Joinder Agreement on or before the deadline for the delivery of the next Officer's Certificate pursuant to Section 7.1(c) and shall cause such Subsidiary to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. The Borrower shall, following the creation or acquisition of any new Subsidiaries or Affiliates by the Borrower or any of its direct or indirect Subsidiaries which is to own a Borrowing Base Asset, report such creation or acquisition to the Administrative Agent on or before the deadline for the delivery of the next Officer's Certificate pursuant to Section 7.1(c) (and may do so by amending Schedule 6.13). Notwithstanding anything to the contrary contained herein, if a Credit Party hereunder is a Credit Party solely as a result of its ownership of a Borrowing Base Asset, ceases to own such Real Property Asset or such Real Property Asset no longer constitutes a Borrowing Base Asset, such Credit Party shall, upon written request to the Administrative Agent, be released as a Credit Party hereunder.

Section 7.17 Pledged Assets.

         Borrower at all times will or will cause the applicable Credit Party to subject all Borrowing Base Assets to first priority Liens (subject in any case to Permitted Liens) in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents and such other additional security documents as the Administrative Agent shall reasonably request, and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies each in a form and in amounts acceptable to the Administrative Agent, surveys, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent's liens thereunder) and other items of the types required to be delivered pursuant to Section 5.1(d) and (e), all in form, content and scope reasonably satisfactory to the Administrative Agent.

Section 7.18 Further Assurances.

         The Credit Parties shall, from time to time, at the expense of the Borrower, promptly execute, deliver, file and/or record all further instruments and documents, and take all further reasonable action, that may be necessary or desirable, or that the Administrative Agent may reasonably request in order to
(a) properly evidence the Borrower's Indebtedness hereunder or under any Credit Document or (b) perfect, continue and protect the assignment and security interest granted or purported to be granted hereby or pursuant to any Credit Document and to enable the Administrative Agent to exercise and enforce their rights and remedies hereunder and under any other Credit Document with respect to any Collateral. The applicable Credit Parties shall promptly deliver to the Administrative Agent a copy of each such instrument and evidence of its proper filing or recording, as necessary.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Revolving Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Credit Party shall directly or indirectly:

Section 8.1 Liens.

         Create, incur, assume or suffer to exist any Lien upon any of its assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens pursuant to any Credit Document;

         (b) Liens on the assets or revenues of RPI, the Parents or the Borrower existing on the date hereof and listed on Schedule 8.1 and any renewals or extensions thereof, provided that any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.2(b);

         (c) Permitted Liens;

         (d) leases or subleases of immaterial portions of any Property granted to others not interfering in any material respect with such Property or the business of such Credit Party;

         (e) Liens securing Indebtedness arising under the Additional Credit Facility;

         (f) Liens on the Property located in Orland Park, Illinois owned by CNL Retirement Partners, LP for the purpose of securing certain obligations of the Credit Parties in an amount not to exceed $15,000,000 in the aggregate; and

         (g) Liens on the properties or assets of RPI, the Parents or the Borrower (other than any Borrowing Base Asset) securing Indebtedness permitted under Section 8.2(d).

Section 8.2 Indebtedness.

         Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Credit Documents;

         (b)  Indebtedness  of RPI,  the Parents and the  Borrower  set forth in
Schedule 8.2 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

         (c) intercompany Indebtedness arising from loans, advances and guaranty obligations issued by a Consolidated Party (other than a Subsidiary of the Borrower which directly or indirectly own a Borrowing Base Asset) to or for the benefit of any Consolidated Party;

         (d) purchase money Indebtedness (including obligations in respect of Capital Leases) hereafter incurred by RPI, the Parents and the Borrower to finance the purchase of fixed assets provided that (i) such Indebtedness when incurred shall not exceed the purchase price of the Property financed; (ii) upon giving effect on a pro forma basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of RPI, the Parents or the Borrower, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.11 and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

         (e) Indebtedness secured by Liens permitted by Section 8.1(e);

         (f) Indebtedness of RPI, the Parents and/or the Borrower arising from Guarantees of Indebtedness of Consolidated Parties; provided that upon giving effect on a pro forma basis to the incurrence of such Indebtedness, the Credit Parties would be in compliance with the financial covenants set forth in Section 7.11; and

         (g) Unsecured Indebtedness of RPI, the Parents and/or the Borrower for the purpose of funding miscellaneous expenses of RPI, the Parents and/or the Borrower incurred in the ordinary course of business, in an aggregate amount at any one time outstanding not to exceed $2,000,000; provided, however, such unsecured Indebtedness shall not include unsecured revolving lines of credit (other than credit cards).

Section 8.3 Fundamental Changes.

         Except in connection with a disposition of assets permitted by Section 8.4, (a) merge, dissolve, liquidate, consolidate with or into another Person, or
(b) dispose of (whether in one transaction or in a series of transactions) any of the Borrowing Base Assets; provided, that, notwithstanding the foregoing provisions of this Section 8.3, (i) any Credit Party (other than RPI, the Parents and the Borrower) may merge or consolidate with any other Credit Party (other than RPI, the Parents and the Borrower), (ii) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party provided that such Credit Party shall be the continuing or surviving corporation and (iii) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party.

Section 8.4 Dispositions.

         Make any sale, lease, transfer or other disposition of any of (i) the Borrowing Base Assets or (ii) assets of the Consolidated Parties (including, without limitation, capital stock or similar ownership interests, but excluding the Borrowing Base Assets) unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents and shall be in an amount not less than the fair market value of the Property disposed of, (b) such transaction does not involve the sale or other disposition of a minority equity interest in any Credit Party (except to another Credit Party) and (c) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions after the Closing Date shall not at any time exceed an amount equal to fifteen percent (15%) of Consolidated Tangible Net Worth as at the end of the immediately preceding fiscal quarter.

Section 8.5 Business Activities.

         (a) Engage in any business activities other than owning, developing, managing and providing secured financing for real and personal Property and similar interests in leasehold property which are owned by or net leased to healthcare operators for use as medical office buildings, skilled nursing home centers, domestic assisted living facilities, independent living facilities, or Alzheimer's care facilities and ancillary businesses that are incidental to the foregoing.

         (b) In the case of RPI, in addition to requirements set forth in clause
(a) above, carry on its business operations other than primarily through the Parents, the Borrower and its Subsidiaries or cease to be qualified to be taxed as a REIT under the Code.

Section 8.6 Transactions with Affiliates and Insiders.

         Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Credit Party, (b) transfers of cash and assets to any Credit Party, (c) intercompany transactions expressly permitted by Section 8.2,
Section 8.3 or Section 8.4, (d) normal compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

Section 8.7 Organization Documents; Fiscal Year.

         Permit any Credit Party to (a) amend, modify or change its organization documents in a manner adverse to the Lenders or (b) change its fiscal year.

Section 8.8 Modifications to Material Contracts.

         The Credit Parties shall not enter into, without the prior written consent of the Required Lenders, any amendment or modification to any Material Contract or default in the performance of any of its respective obligations under any Material Contract or cancel or terminate any Material Contract prior to its stated maturity. For the avoidance of doubt, the granting of consents to leases or subleases of immaterial portions of any Borrowing Base Asset which do not interfere in any material respect with such Borrowing Base Asset or the business of such Credit Party shall not be deemed an "amendment or modification" for purposes of this Section 8.8.

Section 8.9 Ownership of Subsidiaries.

         Notwithstanding any other provisions of this Credit Agreement to the contrary, permit any Credit Party to (i) permit any Person other than a Credit Party to own any Capital Stock of any Credit Party (other than RPI), (ii) permit any Credit Party (other than RPI) to issue or have outstanding any shares of preferred Capital Stock or (iii) permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Credit Party (other than RPI), except for Permitted Liens.

Section 8.10 No Further Negative Pledges.

         The Credit Parties (other than RPI, the Parents and the Borrower) will not enter into, assume or become subject to any Negative Pledges or agreement prohibiting or otherwise restricting the existence of any Lien upon any of its Property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (a) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, and (b) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.4, pending the consummation of such sale.

Section 8.11 Limitation on Restricted Actions.

         The Credit Parties will not directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Credit Party and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable Law, (iii) any Lien or any documentation or instrument governing any Lien permitted under Section 8.1(c) and Section 8.1(f) provided that any such restriction contained therein relates only to the asset or assets subject to such Lien, (v) any Indebtedness or any documentation or instrument governing any Indebtedness permitted under Section 8.2(d) or (v) customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 8.4 pending the consummation of such sale.

Section 8.12 Addition/Replacement of Borrowing Base Assets.

         The Borrower may at any time include additional Real Property Assets (which satisfy the requirements set forth in the definition of Borrowing Base Assets, including without limitation evidence satisfactory to the Required Lenders as to the value of such additional Real Property Assets) as Borrowing Base Assets with the approval of the Required Lenders. The Borrower may also request a release of Borrowing Base Assets from the Liens and security interests of the Administrative Agent hereunder and under the Collateral Documents relating thereto, and the Administrative Agent will, at the Credit Parties' expense, deliver to such Credit Party such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest, if any, in such assets or Capital Stock; provided that the following conditions shall be satisfied in connection with any such release: (i) after giving effect to such release, the outstanding principal amount of Obligations shall not exceed the Borrowing Base Amount (after giving effect to the removal of such Borrowing Base Asset from the calculation of the Borrowing Base Amount) and (iii) no Default or Event of Default shall exist immediately after giving effect thereto. Notwithstanding anything herein to the contrary, the value of the Borrowing Base Assets released and substituted in any fiscal year pursuant to this Section 8.12 shall not exceed $30,000,000 in the aggregate.

                                   ARTICLE IX

                                     DEFAULT

Section 9.1 Events of Default.

         An Event of Default shall exist upon the occurrence and during the continuance of any of the following specified events whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of applicable Law or pursuant to any judgment or order of any Governmental Authority (each an "Event of Default"):

         (a) Payment. Any Credit Party shall

              (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

              (ii) default, and such default shall continue for five (5) or more days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or

              (iii) default, and such default shall continue for five (5) or more days after the date upon which the Borrower has received written notice of such failure from the Administrative Agent, of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

         (c) Covenants. Any Credit Party shall

              (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.4, 7.10, 7.11, 7.17 or Article VIII;

              (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or written notice thereof by the Administrative Agent; or

         (d) Other Credit Documents. Except as a result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited herein, any Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so state in writing (except to the extent provided for in Section 4.3); or

         (e) Guaranties. Except as the result of or in connection with a dissolution, merger or disposition of a Subsidiary not prohibited herein, or in accordance with Section 4 hereof, the guaranty given by any Guarantor hereunder shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

         (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any Credit Party; or

         (g) Challenge of Credit Documents. Any Credit Party shall disavow, revoke or terminate or attempt to do any of the foregoing with respect to any Credit Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Credit Agreement, any Revolving Note or any other Credit Document; or

         (h) Defaults under Other Agreements.

              (i) (A) any Credit Party (other than RPI and the Borrower) shall fail to pay when due and payable (following the expiration of any applicable cure periods) the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Hedge Agreement, having an agreement value) of $100,000 or more or (B) RPI or the Borrower shall fail to pay when due and payable (following the expiration of any applicable cure periods) the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Hedge Agreement, having an agreement value) of $10,000,000 or more; or

              (ii) the maturity of any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Hedge Agreement, having an agreement value) of (A) $100,000 or more with respect to any Credit Party (other than RPI and the Borrower and (B) $10,000,000 with respect to RPI and the Borrower, shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or

              (iii) any other event shall have occurred and be continuing which would permit any holder or holders, any trustee or agent acting on behalf of such holder or holders or any other Person, of any Indebtedness (other than the Loans) having an aggregate outstanding principal amount (or, in the case of any Hedge Agreement, having an agreement value) of (A) $100,000 or more with respect to any Credit Party (other than RPI and the Borrower and (B) $10,000,000 with respect to RPI and the Borrower, to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity; or

              (iv) any Credit Party shall default in the performance or observance (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Credit Parties taken as a whole if such default could reasonably be expected to have a Material Adverse Effect; or

         (i) Judgments. One or more judgments or decrees shall be entered against one or more of the Credit Parties involving a liability of $1,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

         (j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Credit Party which exceeds, individually or together with all other such warrants, writs, executions and processes, $1,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days.

         (k) ERISA. Any of the following events or conditions, if such event or condition could involve possible taxes, penalties, and other liabilities in an aggregate amount in excess of $1,000,000: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability;

         (l) Change of Control or Change in Management.

              (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25.0% of the total voting power of the then outstanding Voting Stock of RPI;

              (ii) During any twelve-month period (commencing either before or after the Agreement Date), a majority of the Board of
         Directors/Managing Partners of RPI shall no longer be composed of individuals (x) who were members of such Board of Directors/Managing Partners on the first date of such period, (y) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (z) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of such Board of Directors;

              (iii) If James M. Seneff, Jr. shall cease for any reason (including death or disability) to occupy and discharge the responsibilities of the position of Chairman and Chief Executive Officer of CNL Financial Group, Inc. and a successor shall not have been appointed and approved by the Required Lenders within 90 days thereafter; or

              (iv) The general partner of the Borrower shall cease to be one of the Parents or a Wholly Owned Subsidiary of one of the Parents. and a successor shall not have been appointed by the Company and approved by the Required Lenders within 90 days thereafter

Section 9.2 Remedies Upon Event of Default.

         Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may or, upon the request and direction of the Required Lenders, shall, by written notice to the Credit Parties take any of the following actions:

         (a) Termination of Commitments. Declare the Revolving Commitments terminated whereupon the Revolving Commitments shall be immediately terminated.

         (b) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Administrative Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

         (c) Cash Collateral. Direct the Borrower to pay (and the Borrower hereby promises to pay, upon receipt of such notice) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

         (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under this Credit Agreement and the Credit Documents, all rights and remedies existing under the Collateral Documents, all rights and remedies against any Pledgor or Guarantor and all rights of set-off.

         (e) Appointment of Receiver. To the extent permitted by applicable Law, the Administrative Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

         Notwithstanding  the  foregoing,  if an Event of Default  specified  in
Section 9.1(f) shall occur with respect to the Credit Parties, then, without the giving of any notice or other action by the Administrative Agent or the Lenders,
(A) the Revolving Commitments shall automatically terminate, (B) all of the outstanding Credit Obligations automatically shall immediately become due and payable and (C) the Borrower automatically shall be obligated (and hereby promises) to pay to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

Section 9.3 Allocation of Proceeds.

         If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Administrative Agent under any of the Credit Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder or thereunder, shall be applied in accordance with Section 3.17(b).

Section 9.4 Performance by Administrative Agent.

         If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Credit Documents, the Administrative Agent may, upon notice to such Credit Party, as the case may be, perform or attempt to perform such covenant, duty or agreement on behalf of such Credit Party, as the case may be, after the expiration of any cure or grace periods set forth herein; provided, however, the Administrative Agent's failure to give any such notice shall not affect the validity of any action taken by the Administrative Agent.
In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount reasonably expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of any Credit Party under this Credit Agreement or any other Credit Document.

Section 9.5 Rights Cumulative.

         The rights and remedies of the Administrative Agent and the Lenders under this Credit Agreement and each of the other Credit Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under applicable Law. In exercising their respective fights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or fight.


                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

Section 10.1 Appointment and Authorization of Administrative Agent.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

Section 10.2 Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 10.3 Liability of Administrative Agent.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

Section 10.4 Reliance by Administrative Agent.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 10.5 Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

Section 10.6 Credit Decision; Disclosure of Information by Administrative Agent.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 10.7 Indemnification of Administrative Agent.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or all Lenders if unanimous approval is required for such action) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Revolving Commitment, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 10.8 Administrative Agent in its Individual Capacity.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

Section 10.9 Successor Administrative Agent.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Lender. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of a Default or an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the Issuing Lender and the respective terms "Administrative Agent" and "Issuing Lender" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.2 and 11.8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

Section 10.10 Administrative Agent May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.2(i) and (j), 3.7 and 11.2) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.7 and 11.2.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.11 Collateral and Guaranty Matters.

         The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

         (a) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (iii) subject to Section 11.1, if approved, authorized or ratified in writing by the Required Lenders;

         (b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.


                                   ARTICLE XI
                                  MISCELLANEOUS

Section 11.1      Amendments, Etc.

         No amendment or waiver of any provision of this Credit Agreement or any other Credit Document, and no consent to any departure by the Credit Parties or any other Lender therefrom, shall be effective unless in writing signed by the Required Lenders and the Credit Parties or the applicable Lender, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

              (a) extend (other than as provided by Section 3.5) or increase the Revolving Commitment of any Lender (or reinstate any Revolving
         Commitment terminated pursuant to Section 9.2) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.2(b) or of any Default or Event of Default shall not constitute a change in the terms of any Revolving Commitment of any Lender);

              (b) postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby;

              (c) reduce the principal of, or the rate of interest specified herein on, any Loan or LOC Borrowing, or any fees or other amounts payable hereunder or under any other Credit Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate;

              (d) change any provision of this Credit Agreement regarding pro rata sharing or pro rata funding with respect to (i) the making of advances (including participations), (ii) the manner of application of payments or prepayments of principal, interest, fees, or other payments received pursuant to Section 3.16, (iii) the manner of application of reimbursement obligations from drawings under Letters of Credit, or
         (iv) the manner of reduction of commitments and committed amounts, without the written consent of each Lender directly affected thereby;

              (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

              (f) release all or substantially all of the Collateral without the written consent of each Lender; or

              (g) except as the result of or in connection with a dissolution, merger or disposition of a Credit Party not prohibited by Section 8.3 or Section 8.4, release the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Credit Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

         Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

Section 11.2 Notices and Other Communications; Facsimile Copies.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

         if to any Credit Party:

                  CNL Retirement Partners, LP
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, Florida  32801
                  Attn:  Stuart J. Beebe
                  Telephone:  (407) 650-3601
                  Telecopy:    (407) 650-1073

                  with a copy to:

                  CNL Retirement Partners, LP
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, Florida  32801
                  Attn: Mathew Huggins
                  Telephone:  (407) 835-3215
                  Telecopy:    (407) 650-1073

                  with a copy to:

                  Lowndes, Drosdick, Doster, Kantor & Reed P.A.
                  450 South Orange Avenue
                  Suite 800
                  Orlando, Florida  32801-2878
                  Attn:  Richard D. Davidson
                  Telephone:  (407) 843-4600
                  Telecopy:    (407) 843-4444

           if to the Administrative Agent:

                  for notices regarding borrowings, payments, conversions, fees, interest, and other administrative matters:

                  Bank of America, N. A.
                  101 North Tryon Street
                  Location Code: NC1-001-15-04
                  Charlotte, NC  28255
                  Attention:  Richard Wright
                  Telephone: (704) 387-2472
                  Telecopy:   (704) 409-0127

                  for all other notices (including with respect to Defaults and Events of Default, amendments, waivers and modifications of the Credit Documents, assignments and those items as required in Article VII):

                  Bank of America
                  Agency Management
                  1455 Market St.
                  CA5-701-05-19
                  San Francisco, CA 94103-1399
                  Attn: Cassandra McCain
                  Phone: 415.436.3400
                  Fax: 415.503.5133
                  Email: cassandra.g.mccain@BankofAmerica.com

                  Bank of America, N. A.

                  Location Code:  NC1-007-17-11
                  100 North Tryon, 17th Floor
                  Charlotte, North Carolina 28202
                  Attention: Kevin Wagley
                  Telephone: (704) 388-6006
                  Telecopy:  (704) 388-6002

         If to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Issuing Lender.

         All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the Issuing Lender pursuant to
Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.1, and to distribute Credit Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including a telephonic Loan Notice) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 11.3 No Waiver; Cumulative Remedies.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.4 Attorney Costs, Expenses and Taxes.

         The Credit Parties jointly and severally agree (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 11.4 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Revolving Commitments and repayment of all other Obligations.

Section 11.5 Indemnification by the Credit Parties.

         Whether or not the transactions contemplated hereby are consummated, the Credit Parties jointly and severally shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Revolving Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any of the Credit Parties, or any Environmental Liability related in any way to the Credit Parties, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

Section 11.6 Payments Set Aside.

         To the extent that any payment by or on behalf of any Credit Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 11.7 Successors and Assigns.

         (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (as defined in Section 11.7(g) below) in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Revolving Commitment and the Loans (including for purposes of this subsection (b), participations in LOC Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Revolving Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Revolving Commitment assigned; (iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), which approval shall not be unreasonably withheld or delayed; and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.8, 3.11, 3.13, 11.4 and 11.5 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower shall execute and deliver a Note to the assignee Lender; provided, that any Note, if any, of the assigning lender is correspondingly modified, replaced or returned to the Borrower. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amounts of the Loans and LOC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Credit Party or any of the Credit Parties' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Revolving Commitment and/or the Loans (including such Lender's participations in LOC Obligations) owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.1 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.8, 3.11 and 3.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9 as though it were a Lender, provided such Participant agrees to be subject to
Section 3.15 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.8 or 3.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.8 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.13 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Revolving Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

              "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Issuing Lender, and (ii) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include any Credit Party or any Affiliates or Subsidiary of any Credit Party.

              "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

              "Approved  Fund" means any Fund that is administered or managed by
         (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Revolving Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 11.7, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to the Borrower and the Lenders, resign as Issuing Lender. In the event of any such resignation as Issuing Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender hereunder, subject to the acceptance of such appointment by such successor Issuing Lender; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender. If Bank of America resigns as Issuing Lender, it shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all LOC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to
Section 2.2(c)). Unless and until a successor Issuing Lender is so appointed and accepts such appointment, no new Letters of Credit shall be issued.

Section 11.8 Confidentiality.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Credit Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Credit Agreement and information about this Credit Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Credit Agreement, the other Credit Documents, the Revolving Commitments, the Loans and the Letters of Credit. For the purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.9 Set-off.

         In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Credit Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Lender hereunder or under any other Credit Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Credit Agreement or any other Credit Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 11.10 Interest Rate Limitation.

         Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 11.11 Counterparts.

         This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.12 Integration.

         This Credit Agreement, together with the other Credit Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Credit Agreement and those of any other Credit Document, the provisions of this Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Credit Document shall not be deemed a conflict with this Credit Agreement. Each Credit Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 11.13 Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 11.14 Severability.

         If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.15 Governing Law.

         (a) THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE CREDIT PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 11.16 Waiver of Right to Trial by Jury.

         EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


                         [Signatures on Following Pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.


BORROWER:                     CNL RETIREMENT PARTNERS, LP

                              By: CNL Retirement GP CORP., its general partner

                                  By:/s/ Stuart J. Beebe
                                     Name: Stuart J. Beebe
                                     Title: Executive Vice President

REIT:                         CNL RETIREMENT PROPERTIES, INC.

                              By:/s/ Stuart J. Beebe
                              Name: Stuart J. Beebe
                              Title: Executive Vice President

GUARANTOR:                    CNL RETIREMENT TRS, CORP.

                              By:/s/ Stuart J. Beebe
                              Name: Stuart J. Beebe
                              Title: Executive Vice President

PARENTS OF BORROWER:          CNL RETIREMENT GP CORP.

                              By:/s/ Stuart J. Beebe
                              Name: Stuart J. Beebe
                              Title: Executive Vice President

                              CNL RETIREMENT LP CORP.

                              By:/s/ Stuart J. Beebe
                              Name: Stuart J. Beebe
                              Title: Executive Vice President

                              CNL RETIREMENT PC1 NORTH CAROLINA, LP

                                  By: CNL RETIREMENT PC1 GP, LLC, its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

                              CNL RETIREMENT PC1 STAMFORD CT, LP

                                  By: CNL RETIREMENT PC1 GP, LLC, its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

                              CNL RETIREMENT PC1 BUCKHEAD GA, LP

                                  By: CNL RETIREMENT PC1 GP, LLC, its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

                              CNL RETIREMENT PC1 BRENTWOOD TN, LP

                                  By:  CNL RETIREMENT TRS, CORP., its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

                              CNL RETIREMENT PC1 VENICE FL, LP

                                  By: CNL RETIREMENT PC1 GP VENICE FL, LLC, its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

                             CNL RETIREMENT PC1, LP

                                  By: CNL RETIREMENT PC1 GP, LLC, its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

                             CNL RETIREMENT PC1 NEW JERSEY, LP

                                 By: CNL RETIREMENT PC1 GP, LLC, its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

                              CNL RETIREMENT PC1 FRIENDSHIP HEIGHTS MD, LP

                                  By: CNL RETIREMENT PC1 GP, LLC, its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

SUBSIDIARY GUARANTORS:        CNL RETIREMENT PC1 GP Holding, LLC

                              By:/s/ Stuart J. Beebe
                              Name: Stuart J. Beebe
                              Title: Executive Vice President

                              CNL RETIREMENT PC1 GP NAPLES FL, LLC

                              By:/s/ Stuart J. Beebe
                              Name: Stuart J. Beebe
                              Title: Executive Vice President

                              CNL RETIREMENT PC1 GP VENICE FL, LLC

                              By:/s/ Stuart J. Beebe
                              Name: Stuart J. Beebe
                              Title: Executive Vice President

                              CNL RETIREMENT PC1 GP, LLC

                              By:/s/ Stuart J. Beebe
                              Name: Stuart J. Beebe
                              Title: Executive Vice President

                              CNL RETIREMENT PC1 NAPLES FL, LP

                                  By: CNL RETIREMENT PC1 GP NAPLES FL, LLC, its
                                           general partner

                                  By:/s/ Stuart J. Beebe
                                  Name: Stuart J. Beebe
                                  Title: Executive Vice President

                             BANK OF AMERICA, N.A., as Administrative
                             Agent

                             By: /s/ Kevin Wagley
                             Name: Kevin Wagley
                             Title: Principal

                             BANK OF AMERICA, N.A., as a Lender

                             By: /s/ Kevin Wagley
                             Name: Kevin Wagley
                             Title: Principal

                             WACHOVIA BANK NATIONAL
                             ASSOCIATION, as a Lender

                             By: /s/ Rex E. Rudy
                             Name: Rex E. Rudy
                             Title: Director

                             COLONIAL BANK, as a Lender

                             By: /s/ H.E. Davis
                             Name: H.E. Davis
                             Title: President, Central Fla. Region

                             REGIONS BANK, as a Lender

                             By: /s/ Anthony D. Nigro
                             Name: Anthony D. Nigro
                             Title: Senior Vice President

                             GENERAL ELECTRIC CAPITAL
                             CORPORATION, as a Lender

                             By: /s/ Jeffrey M. Muchmore
                             Name: Jeffrey M. Muchmore
                             Title: VP